EXECUTION VERSION

$600,000,000
CREDIT AGREEMENT
dated as of August 22, 2013
by and among
W.W. GRAINGER, INC.,
as the Company,
the Borrowing Subsidiaries parties hereto,
the Lenders referred to herein,
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent
and
BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
HSBC BANK USA, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A.
and
THE NORTHERN TRUST COMPANY,
as Co-Documentation Agents
and
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Book Runners

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS	1

Section 1.1 Definitions	1
Section 1.2 General	18
Section 1.3 Other Definitions and Provisions	18
ARTICLE II
ARTICLE III

i

ARTICLE IV

CONDITIONS OF CLOSING AND BORROWING	49

Section 4.1 Conditions to Closing and Initial Loans	49
Section 4.2 Conditions to All Loans	51
ARTICLE V
ARTICLE VI

ARTICLE VII
ARTICLE VIII

EVENTS OF DEFAULT	65

Section 8.1 Events of Default	65
Section 8.2 Remedies	67
Section 8.3 Rights Not Exclusive	67
ARTICLE IX

ARTICLE X
ARTICLE XI

GUARANTY	80

EXHIBITS

Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Competitive Bid Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C-1	-	Form of Competitive Bid Request
Exhibit C-2	-	Form of Invitation to Bid
Exhibit C-3	-	Form of Competitive Bid
Exhibit C-4	-	Form of Competitive Bid Accept/Reject Letter
Exhibit D	-	Form of Notice of Account Designation
Exhibit E	-	Form of Notice of Prepayment
Exhibit F	-	Form of Lender Addition and Acknowledgment Agreement
Exhibit G	-	Form of Notice of Conversion/Continuation
Exhibit H	-	Form of Assignment and Acceptance
Exhibit I	-	Form of Borrowing Subsidiary Agreement
Exhibit J	-	Form of Borrowing Subsidiary Termination
SCHEDULES

Schedule 1.1	-	Lenders and Commitments
Schedule 5.5	-	Litigation
Schedule 5.7	-	ERISA
Schedule 5.15	-	Subsidiaries and Material Equity Investments
Schedule 5.16	-	Insurance Matters
Schedule 7.1	-	Existing Liens

v

CREDIT AGREEMENT, dated as of the 22nd day of August, 2013, by and among W.W. GRAINGER, INC., an Illinois corporation (the “Company”), the subsidiaries who may become a party to this Agreement (the “Borrowing Subsidiaries” and together with the Company, the “Borrowers”), the lenders who are or may become a party to this Agreement (the “Lenders”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (the “Administrative Agent”).
STATEMENT OF PURPOSE
The Company has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
“Absolute Rate” means, as to any Competitive Bid made by a Lender pursuant to Section 2.2(b), the fixed percentage rate per annum (expressed in the form of a decimal to no more than four (4) decimal places) specified by the Lender making such Competitive Bid.
“Absolute Rate Loan” means any Competitive Bid Loan bearing interest at the Absolute Rate determined in accordance with Section 2.2.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.
“Administrative Agent” means U.S. Bank National Association in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 9.9.
“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 10.1(c).

“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary of the Company) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means (a) the power to vote twenty-five percent (25%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Aggregate Commitment” means the aggregate Dollar Amount of the Lenders’ Commitments hereunder, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Six Hundred Million Dollars ($600,000,000).
“Agreed Currencies” means (i) Dollars, (ii) any other Eligible Currency which the Company requests the Administrative Agent to include as an Agreed Currency hereunder for purposes of Loans to the Company and which is acceptable to the Administrative Agent and (iii) any other Eligible Currency which the Company requests the Administrative Agent to include as an Agreed Currency hereunder for purposes of Loans to any Borrowing Subsidiary and which is acceptable to the Lenders who have agreed to make Loans to such Borrowing Subsidiary.
“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Margin” shall have the meaning assigned thereto in Section 3.1(c).
“Approximate Equivalent Amount” of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.
“Asset Sale” shall have the meaning assigned thereto in Section 7.2.
“Assignment and Acceptance” shall have the meaning assigned thereto in Section 10.9.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 1/2 of 1% and (c) the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) for Dollars plus 1.00%, provided that, for the avoidance of doubt, the LIBOR Rate for any day shall be based on the rate reported by the applicable financial information service at approximately 11:00 a.m. London time on such day; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate or the LIBOR Rate.
“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 3.1(a).
“Benefited Lender” shall have the meaning assigned thereto in Section 3.6.
“Borrowers” means, individually and collectively, the Company and each other Borrowing Subsidiary.
“Borrowing Subsidiary” means each Subsidiary that has been designated as a Borrowing Subsidiary pursuant to Section 2.10 and that has not ceased to be a Borrowing Subsidiary as provided in such Section.
“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit I.
“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit J.
“Business Day” means (a) for all purposes other than as set forth in clauses (b) through (c) below, any day other than a Saturday, Sunday or legal holiday on which banks in Chicago, Illinois and New York, New York, are open for the conduct of their commercial banking business, (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan in any Agreed Currency, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in deposits in such Agreed Currency in the London interbank market or such other exchange or payment system on which such Agreed Currency is typically traded, and (c) when used in connection with a Loan to any Borrower organized in a jurisdiction other than the United States or the United Kingdom, any day that is a Business Day described in clause (a) and that is also a day on which commercial banks in the jurisdiction of organization of such Borrower are open for general business.
“Capital Lease” means any lease of any property by the Company or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Company and its Subsidiaries; provided that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP on January 1, 2013 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of any change in GAAP following January 1, 2013 that would otherwise require such leases to be recharacterized as Capital Leases.

“Change of Control” means any one or more of the following:
(a)the acquisition or holding by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than by any Exempt Person, the Company, any Subsidiary, or any employee benefit plan of the Company or a Subsidiary of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding common stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors (“Voting Power”); provided that no such person, entity or group shall be deemed to own beneficially any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary; or
(b)    individuals who, as of the Closing Date, constitute the board of directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors of the Company; provided that any individual who becomes a director after the Closing Date whose election or nomination for election by the Company’s shareholders was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 under the Exchange Act) relating to the election of the directors of the Company) shall be deemed to be members of the Incumbent Board.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 4.1 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.
“Co-Documentation Agents” means Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A. and The Northern Trust Company, in each capacity as co-documentation agent hereunder, and any successor thereto.
“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.
“Commitment” means, as to any Lender, the obligation of such Lender to make Loans to the Borrowers hereunder in an aggregate principal Dollar Amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.
“Commitment Percentage” means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.
“Company” means W.W. Grainger, Inc., an Illinois corporation, in its capacity as a Borrower hereunder.
“Competitive Bid” means an offer by a Lender to make a Competitive Bid Loan pursuant to Section 2.2.

“Competitive Bid Facility” means the competitive bid facility established pursuant to Section 2.2.
“Competitive Bid Interest Period” shall have the meaning assigned thereto in Section 3.1(b)(ii).
“Competitive Bid Loan” means any competitive bid loan made to the Company pursuant to Section 2.2, and all such competitive bid loans collectively as the context requires.
“Competitive Bid Notes” means the separate Competitive Bid Notes made by the Company payable to the order of each of the Lenders, substantially in the form of Exhibit A-2 hereto, and any amendments and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Competitive Bid Request” shall have the meaning assigned thereto in Section 2.2(a).
“Competitive Margin” means, as to any LIBOR Competitive Bid Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four (4) decimal places) to be added to or subtracted from the LIBOR Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.
“Consolidated” means, when used with reference to financial statements or financial statement items of the Company and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
“Consolidated Tangible Net Worth” means, at any date, on a Consolidated basis for the Company and its Subsidiaries, in accordance with GAAP, Consolidated stockholders equity of the Company and its Subsidiaries minus the aggregate amount of any intangible assets of the Company and its Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

“Contingent Obligation” means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Debt, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Hedging Agreement. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, (b) in the case of Hedging Agreements, be determined in accordance with the definition of “Hedging Agreement” herein and (c) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.
“Credit Facility” means the collective reference to the Revolving Credit Facility and the Competitive Bid Facility.

“Debt” means, with respect to the Company and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all liabilities for the deferred purchase price of property acquired by such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, and banker’s acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities or partnership interests of such Person, and (h) all net payment obligations incurred by any such Person pursuant to Hedging Agreements. Debt shall exclude indebtedness owed by the Company to a Subsidiary and indebtedness owed by a Subsidiary to the Company or another Subsidiary.
“Debt Rating” shall have the meaning assigned thereto in Section 3.1(c).
“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within one Business Day of the date required in the determination of the Administrative Agent to be funded by it hereunder, (b) notified the Company, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations (i) under this Agreement or (ii) under other agreements in which it is obligated to extend credit unless, in the case of this clause (ii), such obligation is the subject of a good faith dispute, (c) failed, within one Business Day after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that a Lender shall not become a Defaulting Lender solely as the result of (x) the acquisition or maintenance of an ownership interest in such Lender or a Person controlling such Lender or (y) the exercise of control over a Lender or a Person controlling such Lender, in each case, by a Governmental Authority or an instrumentality thereof.

“Dollar Amount” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in an Agreed Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 2.4(e) using the Exchange Rate with respect to such Agreed Currency at the time in effect.
“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.
“Eligible Assignee” means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $1,000,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $1,000,000,000 so long as such commercial bank is rated at least A- by Standard & Poor’s or A3 by Moody’s, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (e) an Affiliate of the assigning Lender that is sufficiently creditworthy that there is no reasonable doubt as to its ability to performs its obligations hereunder or (f) any other Person that has been approved in writing as an Eligible Assignee by the Company (other than upon the occurrence and during the continuance of any Event of Default) and the Administrative Agent.
“Eligible Currency” means any currency other than Dollars that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Amount may be readily calculated. If, after the designation by the Administrative Agent of any currency as an Agreed Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued, or any other event occurs, in each case with the result that different types of such currency are introduced, such country’s currency is, (i) in the determination of the Administrative Agent, no longer readily available or freely traded, (ii) as to which, in the determination of the Administrative Agent, a Dollar Amount is not readily calculable, or (iii) no longer a currency in which the Required Lenders are willing to make Loans (each of (i), (ii) and (iii), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days after receipt of such notice from the Administrative Agent, the Company shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Amount of Loans in Dollars, subject to the other terms contained in Article II.
“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Company or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Company or any current or former ERISA Affiliate.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Equivalent Amount” of any currency at any date means the equivalent in Dollars of such currency, calculated on the same basis as the Exchange Rate.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, or modified from time to time.
“ERISA Affiliate” means any Person who together with the Company is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Event of Default” means any of the events specified in Section 8.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“Exchange Rate” means on any day, for purposes of determining the Dollar Amount of any other currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error and provided further, that in connection with any determination of such rate, upon the written request of the Company, the Administrative Agent shall notify the Company of the sources used to determine such rate.
“Exempt Person” means any of the following:
(a)any descendant of W.W. Grainger, or any spouse, widow or widower of such descendant (such descendants, spouses, widows and widowers collectively defined as the “Grainger Family Members”);
(b)    any descendant of E.O. Slavik or any spouse, widow or widower of any such descendant (such descendants, spouses, widows and widowers collectively defined as the “Slavik Family Members” and with the Grainger Family Members collectively defined as the “Family Members”);
(c)    any trust which is in existence on the date of this Agreement and which has been established by one or more Grainger Family Members, any estate of a Grainger Family Member who died on or before the date of this Agreement, and The Grainger Foundation (such trusts, estates and named entity collectively defined as the “Grainger Family Entities”);
(d)    any trust which is in existence on the date of this Agreement and which has been established by one or more Slavik Family Members, any estate of a Slavik Family Member who died on or before the date of this Agreement, Mark IV Properties, Inc., and Mountain Capital Corporation (such trusts, estates and named entities collectively defined as the “Slavik Family Entities” and with the Grainger Family Entities collectively defined as the “Existing Family Entities”);

(e)    any estate of a Family Member who dies after the date hereof, or any trust established after the date hereof by one or more Family Members or Existing Family Entities; provided that one or more Family Members, Existing Family Entities or charitable organizations which qualify as exempt organizations under Section 501(c) of the Code (“Charitable Organizations”), collectively, are the beneficiaries of at least fifty percent (50%) of the actuarially-determined beneficial interests in such estate or trust;
(f)    any Charitable Organization which is established by one or more Family Members or Existing Family Entities (a “Family Charitable Organization”);
(g)    any corporation of which a majority of the voting power and a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (e) above, or Family Charitable Organizations; and
(h)    any partnership or other entity or arrangement of which a majority of the voting interest and a majority of the economic interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (e) above, or Family Charitable Organizations.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Funds Rate” means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then “Federal Funds Rate” shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Chicago time). Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.
“Fee Letters” means each of the U.S. Bank Fee Letter and the Joint Fee Letter.
“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.
“GAAP” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and (subject to Section 10.8) consistent with the prior financial practice of the Company and its Subsidiaries.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central. bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Guaranty Obligations” shall have the meaning assigned thereto in definition of Contingent Obligation.
“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedging Agreement” means any agreement with respect to any Interest Rate Contract, agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.
“Independent Auditor” shall have the meaning assigned thereto in Section 6.1(a).
“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.
“Investments” shall have the meaning assigned thereto in Section 7.4.

“Joint Fee Letter” means that certain Fee Letter, dated as of July 10, 2013, by and among the Company, the Administrative Agent, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time.
“Lender” means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 10.9.
“Lender Addition and Acknowledgment Agreement” shall have the meaning assigned thereto in Section 2.8(a).
“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Commitment Percentage of the Loans.
“LIBOR Competitive Bid Loan” means any Competitive Bid Loan denominated in Dollars and bearing interest at a rate determined by reference to the LIBOR Rate at the sole discretion of the Lender of such Competitive Bid Loan.
“LIBOR Interest Period” shall have the meaning assigned thereto in Section 3.1(b)(i).
“LIBOR Rate” means the rate of interest per annum determined on the basis of the rate for deposits in the applicable Agreed Currency in minimum Dollar Amounts of at least $5,000,000 for a period equal to the applicable LIBOR Interest Period which appears on the Reuters Screen for such Agreed Currency at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable LIBOR Interest Period. If, for any reason, such rate does not appear on the applicable Reuters Screen for such Agreed Currency, then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in the applicable Agreed Currency in minimum Dollar Amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable LIBOR Interest Period for a period equal to such LIBOR Interest Period.
“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 3.1(a).
“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease.

“Loan Documents” means, collectively, this Agreement, the Notes, and each other document, instrument, certificate and agreement executed and delivered by the Company or any Subsidiary thereof in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.
“Loans” means the collective reference to the Revolving Credit Loans and the Competitive Bid Loans, and “Loan” means any of such Loans.
“Margin Stock” means “margin stock” as such term is defined in Regulation U of the FRB.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, properties or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.
“Maximum Foreign Currency Amount” means $200,000,000.
“Maximum Foreign Borrowing Subsidiary Amount” means $200,000,000.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.
“Non-Excluded Taxes” shall have the meaning assigned thereto in Section 3.11(a).
“Non-U.S. Borrower” shall have the meaning assigned thereto in Section 3.8(e).
“Notes” means the collective reference to the Revolving Credit Notes and Competitive Bid Notes and “Note” means any of such Notes.
“Notice of Account Designation” shall have the meaning assigned thereto in Section 2.3(b).
“Notice of Borrowing” shall have the meaning assigned thereto in Section 2.3(a).
“Notice of Conversion/Continuation” shall have the meaning assigned thereto in Section 3.2.
“Notice of Prepayment” shall have the meaning assigned thereto in Section 2.4(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all existing or future payment and other obligations owing by any of the Borrowers under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender hereunder at the time such Hedging Agreement is executed (all such obligations with respect to any such Hedging Agreement, “Hedging Obligations”) and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any of the Borrowers or any of their Subsidiaries to the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, any Note, or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual, liquidated or unliquidated, and whether or not evidenced by any note.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Organization Documents” means, for any Person, as applicable, the certificate or articles of incorporation or charter of such Person, the operating agreement or bylaws of such Person, any certificate of determination or instrument relating to the rights of preferred shareholders of such Person, any shareholder rights agreement for such Person, and all applicable resolutions of the board of directors or managers (or any committee thereof) of such Person.
“Original Currency” is defined in Section 3.4(b).
“Other Taxes” shall have the meaning assigned thereto in Section 3.11(b).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of the Company or any ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of the Company or any of its current or former ERISA Affiliates.
“Permitted Acquisition” means an Acquisition (i) with respect to which the target (or its board of directors or equivalent governing body) has not announced that it will oppose such Acquisition or commenced any litigation which alleges that such Acquisition violates or will violate any Applicable Law and (ii) which occurs when no Event of Default or Unmatured Event of Default exists or will result therefrom.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.
“Pre-Approved Borrowing Subsidiary” means each Wholly-Owned Subsidiary formed under the laws of (i) the United States, any state thereof or the District of Columbia, (ii) the Netherlands or (iii) the United Kingdom, and for which the requirements set forth in the first sentence of Section 2.10(a) have been satisfied.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by U.S. Bank National Association or its parent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by U.S. Bank National Association or its parent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Register” shall have the meaning assigned thereto in Section 10.9(d).
“Replaced Lender” shall have the meaning assigned thereto in Section 3.12(c).
“Replacement Lender” shall have the meaning assigned thereto in Section 3.12(c).
“Required Lenders” means, at any date, any combination of Lenders whose Commitment Percentages aggregate more than fifty percent (50%) of the Aggregate Commitment or, if the Credit Facility has been terminated pursuant to Section 8.2, any combination of Lenders holding more than fifty percent (50%) of the aggregate Loans.
“Responsible Officer” means any of the following: (i) the Chief Executive Officer of the Company, (ii) the Chairman of the Board of the Company, (iii) the President of the Company, (iv) the Senior Vice President and Chief Financial Officer of the Company, and (v) the Vice President and Treasurer of the Company, or any other officer of the Company reasonably acceptable to the Administrative Agent.
“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II.
“Revolving Credit Loans” means any revolving loan made to the Borrowers pursuant to Section 2.1, and all such revolving loans collectively as the context requires.
“Revolving Credit Notes” means the collective reference to the Revolving Credit Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Facility, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; “Revolving Credit Note” means any of such Revolving Credit Notes.

“Revolving Credit Termination Date” means the earliest of the dates referred to in Section 2.7.
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time.
“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/
enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. or any successor thereto.
“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Company.
“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments.
“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as syndication agent hereunder, and any successor thereto.
“Taxes” shall have the meaning assigned thereto in Section 3.11(a).
“Threshold Amount” means the Dollar Amount of $100,000,000.
“United States” means the United States of America.
“Unmatured Event of Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“U.S. Bank Fee Letter” means that certain Fee Letter, dated as of July 10, 2013, by and between the Company and the Administrative Agent, as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time.
“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by the Company and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Company).
Section 1.2    General. Unless otherwise specified, a reference in this Agreement to a particular article, section, subsection, Schedule or Exhibit is a reference to that article, section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.
Section 1.3    Other Definitions and Provisions.
(a)    Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.
(b)    Miscellaneous. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II

REVOLVING CREDIT FACILITY
Section 2.1    Revolving Credit Loans and Competitive Bid Loans.
(a)    Revolving Credit Loans. Subject to the terms and conditions of this Agreement, including, without limitation, the Company’s termination and repayment of all amounts referred to in Section 4.1(e) and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Revolving Credit Loans to the Borrowers in Agreed Currencies from time to time from the Closing Date through, but not including, the Revolving Credit Termination Date as requested by the Company in accordance with the terms of Section 2.3; provided, that (a)  the aggregate principal Dollar Amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of all outstanding Competitive Bid Loans, (b) the principal Dollar Amount of outstanding Revolving Credit Loans from any Lender to the Borrowers shall not at any time exceed such Lender’s Commitment, (c) the aggregate outstanding principal Dollar Amount of all Revolving Credit Loans in Agreed Currencies other than Dollars shall not exceed the Maximum Foreign Currency Amount and (d) the aggregate outstanding principal Dollar Amount of all Revolving Credit Loans made to Borrowing Subsidiaries formed under the laws of jurisdictions not located in the United States shall not exceed the Maximum Foreign Borrowing Subsidiary Amount. Each Revolving Credit Loan by a Lender shall be in a principal Dollar Amount equal to such Lender’s Commitment Percentage of the aggregate principal Dollar Amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date. All Base Rate Loans shall be made in Dollars.
(b)    Competitive Bid Loans. Subject to the terms and conditions of this Agreement, the Company may, prior to the Revolving Credit Termination Date and pursuant to the procedures set forth in Section 2.2, request the Lenders to make offers to make Competitive Bid Loans in Dollars to the Company; provided, that the aggregate principal amount of all outstanding Competitive Bid Loans (after giving effect to any amount requested and the use of proceeds thereof) shall not exceed the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans. The Lenders may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in Section 2.2. All Competitive Bid Loans shall be made in Dollars.

Section 2.2    Procedure for Advance of Competitive Bid Loans.
(a)    Competitive Bid Request. In order to request Competitive Bids, the Company shall deliver to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit C-1 hereto (a “Competitive Bid Request”) to be received by the Administrative Agent not later than 11:00 a.m. (Chicago time) (i) five (5) Business Days before each proposed LIBOR Competitive Bid Loan and (ii) two (2) Business Days before each proposed Absolute Rate Loan; provided that, the Company may not submit more than two (2) Competitive Bid Requests during any period of five (5) consecutive Business Days. Notwithstanding the foregoing, the Company may not submit more than six (6) Competitive Bid Requests during any calendar month. A Competitive Bid Request that does not conform substantially to the form of Exhibit C-1 may be rejected in the Administrative Agent’s sole discretion, and the Administrative Agent shall promptly notify the Company of such rejection by telephone promptly confirmed by telecopy. Such request shall in each case refer to this Agreement and specify (i) whether the borrowing then being requested is to be a LIBOR Competitive Bid Loan or an Absolute Rate Loan, (ii) the date of such borrowing (which shall be a Business Day), (iii) the aggregate principal amount of such borrowing which shall be in Dollars in a minimum principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof and (iv) the Competitive Bid Interest Periods with respect to each LIBOR Competitive Bid Loan and each Absolute Rate Loan which Competitive Bid Interest Periods may not expire on a date later than the first Business Day prior to the Revolving Credit Termination Date; provided, that the Company may not request bids for more than three (3) different durations of Competitive Bid Interest Periods in the same Competitive Bid Request. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit C-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Bid Loans pursuant to the Competitive Bid Request.
(b)    Competitive Bids.
(i)    Each Lender may, in its sole discretion, make up to three (3) Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent via telecopier or e-mail, in the form of Exhibit C-3 hereto, (A) not later than 10:30 a.m. (Chicago time) three (3) Business Days before any proposed LIBOR Competitive Bid Loan and (B) not later than 10:30 a.m. (Chicago time) on the same Business Day as a proposed Absolute Rate Loan, and any Competitive Bid received by the Administrative Agent after such time can be rejected by the Administrative Agent. Competitive Bids that do not conform substantially to the form of Exhibit C-3 or otherwise include additional conditions to funding shall be rejected by the Administrative Agent and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (A) the principal amount of the Competitive Bid Loan or Competitive Bid Loans that the Lender is willing to make to the Company which shall be in a minimum principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof and may equal the entire principal amount of the Competitive Bid Loan requested by the Company, (B) the Competitive Bid Rate or Competitive Bid Rates at which the Lender is prepared to make the Competitive Bid Loan or Loans and (C) the Competitive Bid Interest Period with respect thereto. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

(ii)    If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Company at least one quarter (1/4) of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to clause (i) above.
(iii)    The Administrative Agent shall notify the Company by telecopier or electronic mail, (A) not later than 11:00 a.m. (Chicago time) three (3) Business Days before a proposed LIBOR Competitive Bid Loan and (B) not later than 11:00 a.m. (Chicago time) on the same Business Day of each proposed Absolute Rate Loan, of all the Competitive Bids made, the Competitive Bid Rate or Competitive Bid Rates, the principal amount of each Competitive Bid Loan in respect of which a Competitive Bid was made, the Competitive Bid Interest Period applicable to each such LIBOR Competitive Bid Loan, and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Company for its records as soon as practicable after completion of the bidding process set forth in this Section 2.2.
(iv)    All notices required by this Section 2.2 shall be given in accordance with Section 10.1.
(c)    Acceptance/Rejection.
(i)    The Company may, in its sole and absolute discretion, subject only to the provisions of this paragraph (c), accept or reject any Competitive Bid referred to in paragraph (b) above. The Company shall notify the Administrative Agent by telephone, confirmed by telecopier or e-mail in the form of Exhibit C-4 hereto (a “Competitive Bid Accept/Reject Letter”), whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (b) above, (A) not later than 11:30 a.m. (Chicago time) three (3) Business Days before a proposed LIBOR Competitive Bid Loan and (B) not later than 11:30 a.m., Chicago time, on the day of each proposed Absolute Rate Loan; provided, that (1) the failure by the Company to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (b) above, (2) the acceptance of bids by the Company shall be made on the basis of ascending order (from lowest to highest) of bids for LIBOR Competitive Bid Loans or Absolute Rate Loans within each Competitive Bid Interest Period and the Company shall not accept a bid made at a particular Competitive Bid Rate for a particular Competitive Bid Interest Period if the Company has rejected a bid made at a lower Competitive Bid Rate for the same Competitive Bid Interest Period, (3) if Competitive Bids are made by two (2) or more Lenders for the same Competitive Bid Rate and the same Competitive Bid Interest Period, the principal dollar amount accepted shall be allocated among such Lenders by the Company (after consultation with the Administrative Agent) in integral multiples of not less than $1,000,000, (4) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the principal amount specified in the Competitive Bid Request and (5) except pursuant to clause (4) above, no bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. A notice given by the Company pursuant to this paragraph (c) shall be irrevocable.

(ii)    The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted.
(d)    Disbursement of Competitive Bid Loans. Not later than 2:00 p.m. (Chicago time) on the proposed borrowing date, each Lender whose Competitive Bid was accepted will make available to the Administrative Agent, for the account of the Company, at the Administrative Agent’s Office in funds immediately available to the Administrative Agent, such Lender’s Competitive Bid Loan to be made on such borrowing date. After receipt thereof from the applicable Lenders, the Administrative Agent shall disburse not later than 3:30 p.m. (Chicago time) the proceeds of each borrowing accepted pursuant to Section 2.2(c) in immediately available funds by crediting such proceeds to the deposit account or accounts specified in the most recent Notice of Account Designation delivered by the Company or as may be agreed upon by the Company and the Administrative Agent from time to time. The Administrative Agent shall not be obligated to disburse the proceeds of any Competitive Bid Loan accepted pursuant to Section 2.2(c) until the applicable Lender shall have made available to the Administrative Agent its Competitive Bid Loan.
(e)    Administrative Agent’s Fee. For each Competitive Bid Request received by the Administrative Agent hereunder, the Company shall pay to the Administrative Agent a fee in the amount of $1,500.
Section 2.3    Procedure for Advances of Revolving Credit Loans.
(a)    Requests for Borrowing. The Company or the applicable Borrowing Subsidiary shall give the Administrative Agent irrevocable prior written notice substantially in the form attached hereto as Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (Chicago time) (i) on the same Business Day as each Base Rate Loan, (ii) at least three (3) Business Days before each LIBOR Rate Loan in Dollars and (iii) at least four (4) Business Days before each LIBOR Rate Loan in any Agreed Currency other than Dollars, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans in an aggregate principal Dollar Amount of $3,000,000 or a whole multiple Dollar Amount of $1,000,000 in excess thereof, and (y) with respect to LIBOR Rate Loans in an aggregate principal Dollar Amount of $5,000,000 or a whole multiple Dollar Amount of $1,000,000 in excess thereof, (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, (D) in the case of a LIBOR Rate Loan, the duration of the LIBOR Interest Period applicable thereto and (E) the Agreed Currency applicable thereto. A Notice of Borrowing received after 11:00 a.m. (Chicago time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

(b)    Disbursement of Revolving Credit Loans. Not later than 2:00 p.m. (Chicago time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the applicable Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender’s Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date. The Company hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Company or Borrowing Subsidiary identified in the most recent notice substantially in the form of Exhibit D hereto (a “Notice of Account Designation”) delivered by the Company to the Administrative Agent or as may be otherwise agreed upon by the Company and the Administrative Agent from time to time. Subject to Section 3.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan.
Section 2.4    Repayment of Loans.
(a)    Repayment on Termination Date. The Borrowers hereby agree to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Termination Date, and (ii) each Competitive Bid Loan on the expiration date of the applicable Competitive Bid Interest Period.
(b)    Mandatory Repayment of Revolving Credit and Competitive Bid Loans. If at any time (i) the outstanding principal Dollar Amount of all Loans exceeds the Aggregate Commitment or (ii) the aggregate outstanding principal Dollar Amount of the Revolving Credit Loans in Agreed Currencies other than Dollars exceeds 105% of the Maximum Foreign Currency Amount (including as a result of fluctuations in currency exchange rates), the Borrowers agree to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Loans in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Revolving Credit Loans, and second to the principal amount of outstanding Competitive Bid Loans, in the inverse order of maturity of any such Competitive Bid Loans.

(c)    Optional Repayments. The Borrowers may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days’ irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and Competitive Bid Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, substantially in the form attached hereto as Exhibit E (a “Notice of Prepayment”) specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, Competitive Bid Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate Dollar Amount of (i) $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans, (ii) $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and (iii) $2,000,000 or a whole multiple of $500,000 in excess thereof with respect to Competitive Bid Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.9.
(d)    Limitation on Repayment of LIBOR Rate Loans and Competitive Bid Loans. The Borrowers may not repay any LIBOR Rate Loan or any Competitive Bid Loan on any day other than on the last day of the LIBOR Interest Period or Competitive Bid Interest Period, respectively, applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 3.9.
(e)    Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of: (a) each Loan denominated in an Agreed Currency other than Dollars as of the date four (4) Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation, and (b) all outstanding Loans denominated in an Agreed Currency other than Dollars on and as of the last Business Day of each month and, if an Event of Default has occurred and is continuing, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders. Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a “Computation Date” with respect to each Loan for which a Dollar Amount is determined on or as of such day.
Section 2.5    Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Agreed Currency thereof and the LIBOR Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(c)    The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.
(d)    Any Lender may request that its Loans be evidenced by a promissory note representing its Revolving Credit Loans and Competitive Bid Loans, respectively (each a “Note”). In such event, the Borrowers shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by any such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 10.9) be represented by such Notes, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above.
Section 2.6    Permanent Reduction of the Aggregate Commitment.
(a)    Voluntary Reduction. The Company shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Aggregate Commitment at any time or (ii) portions of the Aggregate Commitment, from time to time, in an aggregate principal Dollar Amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The amount of each partial permanent reduction shall be applied pro rata to reduce the Lenders’ Commitments in accordance with their respective Commitment Percentages.
(b)    Corresponding Payment. Each permanent reduction permitted or required pursuant to this Section 2.6 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans and Competitive Bid Loans, as applicable, after such reduction to the Aggregate Commitment as so reduced. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Competitive Bid Loans and shall result in the termination of the Commitments and the Credit Facility. If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan or Competitive Bid Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.9.
Section 2.7    Termination of Credit Facility. The Credit Facility shall terminate on the earliest of (a) August 22, 2018, (b) the date of termination by the Company pursuant to Section 2.6 or (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 8.2(a).

Section 2.8    Increase of Aggregate Commitment. At any time prior to the Revolving Credit Termination Date, the Company shall have the right from time to time upon not less than thirty (30) days’ prior written notice to the Administrative Agent to increase the Aggregate Commitment; provided that (i) as of the date of each such request and on the date each such increase takes effect, (A) the representations and warranties contained in Article V shall be true and correct (other than the representations and warranties contained in Section 5.5 and Section 5.11(b)) and (B) no Unmatured Event of Default or Event of Default shall have occurred and be continuing, or would result from such increase, (ii) no Lender shall have any obligation to increase its Commitment, (iii) the Company shall only be permitted to request such an increase on three (3) separate occasions, (iv) each such requested increase shall be in a minimum principal Dollar Amount of $30,000,000 or any whole multiple of $10,000,000 in excess thereof and (v) in no event shall the Aggregate Commitment at any time exceed $900,000,000; provided further that:
(a)    Any increase in the Aggregate Commitment which is accomplished by increasing the Commitment(s) of any Lender or Lenders who are at the time of such increase party to this Agreement (which Lender or Lenders shall consent to such increase in their sole and absolute discretion) shall be accomplished as follows: (i) this Agreement will be amended by the Company, the Administrative Agent and those Lender(s) whose Commitment(s) is or are being increased (but without any requirement that the consent of any other Lenders be obtained) to reflect the revised Commitment amounts of each of the Lenders, (ii) the Administrative Agent will deliver an updated Schedule 1.1 to the Company and each of the Lenders reflecting the revised Aggregate Commitment amount and Commitment Percentage of each of the Lenders, (iii) the outstanding Revolving Credit Loans will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Company shall pay any and all costs required pursuant to Section 3.9 in connection with such reallocation as if such reallocation were a repayment), (iv) if requested, the Company will deliver new Revolving Credit Note(s) to the Lender or Lenders whose Commitment(s) is or are being increased reflecting the revised Commitment amount of such Lender(s) and (v) the Company and each such Lender shall execute and deliver to the Administrative Agent, a Lender Addition and Acknowledgment Agreement (“Lender Addition and Acknowledgment Agreement”) substantially in the form of Exhibit F attached hereto;

(b)    Any increase in the Aggregate Commitment which is accomplished by addition of a new Lender under this Agreement shall be accomplished as follows: (i) such new Lender shall be subject to the consent of the Administrative Agent and the Company, which consent shall not be unreasonably withheld, (ii) this Agreement will be amended by the Company, the Administrative Agent and such new Lender (but without any requirement that the consent of any other Lenders be obtained) to reflect the addition of such new Lender as a Lender hereunder, (iii) the Administrative Agent will deliver an updated Schedule 1.1 to the Company, and each of the Lenders reflecting the revised Aggregate Commitment amount and Commitment Percentage of each of the Lenders, (iv) the outstanding Revolving Credit Loans will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Company shall pay any and all costs required pursuant to Section 3.9 in connection with such reallocation as if such reallocation were a repayment), (v) if requested the Company will deliver a Revolving Credit Note to such new Lender and (vi) the Company and each such new Lender shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Addition and Acknowledgment Agreement substantially in the form of Exhibit F attached hereto.
(c)    Notwithstanding anything to the contrary contained in this Agreement, upon any voluntary reduction of the Aggregate Commitment pursuant to Section 2.6(a), the Company shall no longer have the option to request an increase in the Aggregate Commitment pursuant to this Section 2.8.
Section 2.9    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    facility fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 3.3;
(b)    the Commitment and Commitment Percentage of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.10); and

(c)    any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise but excluding Section 3.12) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the funding of any Revolving Credit Loan which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iii) third, if so determined by the Administrative Agent and the Company, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iv) fourth, to the payment of any amounts owing to the Company or any other Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Company or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (v) fifth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the outstanding credit exposure of such Lenders with respect to Revolving Credit Loans to the aggregate outstanding exposure of all Lenders with respect to Revolving Credit Loans equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.
Nothing contained in the foregoing shall be deemed to constitute a waiver by the Borrowers of any of its rights or remedies (whether in equity or law), including against any Lender which fails to fund any of its Loans hereunder at the time or in the amount required to be funded under the terms of this Agreement.

Section 2.10    Designation of Borrowing Subsidiaries.
(a)    The Company may at any time and from time to time designate any Wholly-Owned Subsidiary as a Borrowing Subsidiary by (i) delivery to the Administrative Agent of (A) a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, (B) such supporting resolutions, charter documents, incumbency certificates, opinions of counsel, completed tax forms to be filed in the relevant jurisdiction, and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent in its reasonable discretion (including, without limitation, information necessary to evaluate (a) any withholding tax as may arise in respect of any Revolving Credit Loans made to such Subsidiary, and (b) the manner in which Revolving Credit Loans may be made available to such Subsidiary, including in Dollars or the requested Agreed Currency) and (C) promissory notes signed by such Subsidiary to the extent any Lender so requires; and (ii) delivery to each Lender of any deliveries from such Subsidiary which may be required under Section 10.20 or any other “know your customer” regulations to which such Lender is subject, including, if applicable, the Money Laundering Regulations 2003 of the United Kingdom (as amended), which deliveries must be reasonably satisfactory to each Lender. Upon satisfaction of clauses (i) and (ii) in the immediately preceding sentence, such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement; provided, that each Lender shall only be required to lend to any such Borrowing Subsidiary that is not a Pre-Approved Borrowing Subsidiary to the extent that such Lender is satisfied, in its reasonable discretion, that (A) the laws and regulations of the jurisdictions in which such Subsidiary is organized and is located permit extensions of credit and other financial accommodations from the U.S. into such jurisdictions and such Lender would not be subject to regulatory or legal limitations, restrictions, penalties or costs as a result of lending to such Subsidiary, (B) no gross-up payment shall be required to be paid or withholding tax shall accrue or shall otherwise be payable in connection with the making of Loans to such Subsidiary (provided, that to the extent any such taxes ultimately accrue or are otherwise payable, or any gross-up amounts ultimately are required to be paid, then all such taxes and gross-up amounts shall solely be for the account of the Company and the applicable Borrower, and the Administrative Agent and the Lenders shall have no liability, payment or reimbursement obligations with respect thereto) and (C) such Lender would not be subject to any material financial disadvantage arising out of or attributable to the jurisdictions in which such Subsidiary is organized and is located or the nature of such Subsidiary’s activities. The Administrative Agent shall have the right to adjust the provisions of this Article II and Article III of this Agreement as it may reasonably determine and as may be acceptable to the Company to enable the Lenders that are able to make Loans to a Borrowing Subsidiary pursuant to the immediately preceding sentence to make Loans to such Borrowing Subsidiary in the relevant Agreed Currencies on a non-pro rata basis with Lenders that are not so able, with such adjustments to be made in a manner that, to the extent practicable, are reasonably equitable to all the Lenders. The Administrative Agent shall also have the right to adjust the provisions of Article I, this Article II and Article III of this Agreement as it may reasonably determine and as may be acceptable to the Company to enable the Lenders to make Loans in the relevant Agreed Currencies.

(b)     As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender. The Company shall guarantee the Obligations of such Borrowing Subsidiary pursuant to Article XI hereof. Each Subsidiary that is or becomes a Borrowing Subsidiary pursuant to this Section 2.10 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each related document, including service of process. For the avoidance of doubt, no Subsidiary shall become a Borrowing Subsidiary hereunder if the extension of Loans to such Subsidiary by the Lenders would violate any applicable law.
(c)    The Company may at any time execute and deliver to the Administrative Agent a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder; provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Borrowing Subsidiary to borrow any further Loans under this Agreement.
ARTICLE III

GENERAL LOAN PROVISIONS
Section 3.1    Interest.
(a)    Interest Rate Options. Subject to the provisions of this Section 3.1, at the election of the applicable Borrower, (i) Revolving Credit Loans shall bear interest at (A) the Base Rate plus the Applicable Margin for Base Rate Loans as set forth in Section 3.1(c) or (B) the LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans as set forth in Section 3.1(c) (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Company shall have delivered to the Administrative Agent prior to funding of the Loans on the Closing Date a LIBOR funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent) and (ii) any Competitive Bid Loan shall bear interest at (A) the LIBOR Rate plus the Competitive Margin specified by the Lender making such Competitive Bid Loan or (B) the Absolute Rate specified by the Lender making such Competitive Bid Loan. The applicable Borrower shall select the rate of interest and LIBOR Interest Period or Competitive Bid Loan Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing or Competitive Bid Request is given pursuant to Section 2.2 or Section 2.3 or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a “Base Rate Loan”, and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a “LIBOR Rate Loan”. Any Loan or any portion thereof as to which the applicable Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

(b)    Interest Periods.
(i)    In connection with each LIBOR Rate Loan, the applicable Borrower, by giving notice at the times described in Section 3.1(a), shall elect an interest period (each, a “LIBOR Interest Period”) to be applicable to such Loan, which LIBOR Interest Period shall be a period of one (1), two (2), three (3), six (6) or, subject to approval of all of the Lenders, twelve (12) months with respect to each LIBOR Rate Loan; provided that:
(A)    each LIBOR Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive LIBOR Interest Periods, each successive LIBOR Interest Period shall commence on the date on which the immediately preceding LIBOR Interest Period expires;
(B)    if any LIBOR Interest Period would otherwise expire on a day that is not a Business Day, such LIBOR Interest Period shall expire on the next succeeding Business Day; provided, that if any LIBOR Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such LIBOR Interest Period shall expire on the immediately preceding Business Day;
(C)    any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such LIBOR Interest Period; and
(D)    no LIBOR Interest Period shall extend beyond the Revolving Credit Termination Date.
(ii)    In connection with each Competitive Bid Loan, the Company, by giving notice at the times described in Section 2.2, shall elect an interest period (each, a “Competitive Bid Interest Period”) to be applicable to such Loan, which Competitive Bid Interest Period shall be a period of such duration as accepted by the Company pursuant to Section 2.2(c); provided that:
(A)    the Competitive Bid Interest Period for an Absolute Rate Loan shall not be less than seven (7) days nor more than one hundred eighty (180) days;
(B)    the Competitive Bid Interest Period for any LIBOR Competitive Bid Loan shall be a period of one (1), two (2), three (3), or six (6) months;
(C)    the Competitive Bid Interest Period shall commence on the date of advance of any Competitive Bid Loan;

(D)    if any Competitive Bid Interest Period would otherwise expire on a day that is not a Business Day, such Competitive Bid Interest Period shall expire on the next succeeding Business Day; and
(E)    no Competitive Bid Interest Period shall expire on a date later than the first Business Day prior to the Revolving Credit Termination Date.
(iii)    There shall be no more than six (6) LIBOR Interest Periods and Competitive Bid Interest Periods (collectively) in effect at any time.
(c)    Applicable Margin. The Applicable Margin provided for in Section 3.1(a) with respect to any Revolving Credit Loan (the “Applicable Margin”) shall be based upon the table set forth below and determined by reference to the most recently announced senior unsecured long-term, non-credit enhanced debt rating (“Debt Rating”) of the Company as determined by Standard & Poor’s and Moody’s as set forth below.

Pricing Level	Debt Rating (Moody’s)	Debt Rating (S&P)	Applicable LIBOR Margin	Applicable Base Rate Margin
I	≥ Aa3	≥ AA-	0.615%	0.000%
II	A1	A+	0.680%	0.000%
III	A2	A	0.795%	0.000%
IV	A3	A-	0.900%	0.000%
V	≤ Baa1	≤BBB+	1.000%	0.000%

In the event that both Moody’s and Standard & Poor’s shall not have in effect a Debt Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such Debt Rating shall be deemed to be at Pricing Level V. In the event that either of Moody’s or Standard & Poor’s shall not have in effect a Debt Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such Debt Rating shall be deemed to be at the Pricing Level corresponding to the Debt Rating by Moody’s or Standard & Poor’s (whichever does have a Debt Rating in effect as of such date) that is in effect on such date. In the event that the corresponding Debt Ratings publicly announced by Standard & Poor’s and Moody’s listed above differ by (i) one level, the Applicable Margin shall be based upon the Pricing Level which corresponds to the Debt Rating which is the higher of such announced Debt Ratings, and (ii) two or more levels, the Applicable Margin shall be based upon the Pricing Level which corresponds to the Debt Rating which is one rating below the higher of such announced Debt Ratings. Any change in the Applicable Margin shall be effective on the date upon which a change in the Company’s applicable Debt Rating is announced or is made publicly available. In all cases, the Company shall notify the Administrative Agent of any change in the applicable Debt Rating within five (5) Business Days of the date upon which such change is announced or publicly made available. If the rating system of Moody’s and Standard & Poor’s shall change, or if both of such rating agencies shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the Debt Rating most recently in effect prior to such change or cessation.

(d)    Default Rate. Subject to Section 8.3, at the request or with the consent of the Required Lenders upon the occurrence and during the continuance of an Event of Default (except for an Event of Default under Section 8.1(a), Section 8.1(f) or Section 8.1(g), for which no such request by or consent of the Required Lenders shall be required) (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans or Competitive Bid Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable LIBOR Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iii) all outstanding Competitive Bid Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Competitive Bid Loan until the end of the applicable Competitive Bid Interest period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iv) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (v) each Loan in an Agreed Currency other than Dollars shall be converted to a Loan in the Approximate Equivalent Amount in Dollars. Interest shall continue to accrue on the Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.
(e)    Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing September 30, 2013; and interest on each LIBOR Rate Loan and Competitive Bid Loan shall be payable on the last day of each LIBOR Interest Period or Competitive Bid Interest Period, respectively, applicable thereto, and if such LIBOR Interest Period or Competitive Bid Interest Period, respectively, extends over three (3) months, at the end of each three (3) month interval during such LIBOR Interest Period or Competitive Bid Interest Period, respectively. Interest on LIBOR Rate Loans and Competitive Bid Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed. Loans in Agreed Currencies for which it is the market convention shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.
(f)    Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

Section 3.2    Notice and Manner of Conversion or Continuation of Loans. Provided that no Unmatured Event of Default or Event of Default has occurred and is then continuing, the applicable Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any LIBOR Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans made in Dollars in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever such Borrower desires to convert or continue Loans as provided above, such Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit G (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. (Chicago time) (i) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective, if in Dollars, or (ii) four (4) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective in any Agreed Currency other than Dollars, specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the LIBOR Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal Dollar Amount of such Loans to be converted or continued, (D) the LIBOR Interest Period to be applicable to such converted or continued LIBOR Rate Loan and (E) the Agreed Currency in which such Loan is to be continued or converted. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.
Section 3.3    Facility Fees. The Company agrees to pay to the Administrative Agent, for the account of the Lenders, a non-refundable facility fee at a rate per annum equal to the applicable rate based upon the table set forth below (the “Facility Fee Rate”) on the total amount of the Aggregate Commitment from the Closing Date to the Revolving Credit Termination Date. The facility fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing September 30, 2013, and on the Revolving Credit Termination Date. Such facility fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders’ respective Commitment Percentages. The Facility Fee Rate shall be determined by reference to the most recently announced Debt Rating of the Company as determined by Standard & Poor’s and Moody’s. Changes in the Debt Rating or the failure of Moody’s or Standard & Poor’s to have in effect a Debt Rating shall have the effect as set forth in Section 3.1(c).

Pricing Level	Debt Rating (Moody’s)	Debt Rating (S&P)	Facility Fee
I	≥ Aa3	≥ AA-	0.060%
II	A1	A+	0.070%
III	A2	A	0.080%
IV	A3	A-	0.100%
V	≤ Baa1	≤BBB+	0.125%

Section 3.4    Manner of Payment.
(a)    Each Loan shall be repaid and each payment of interest thereon shall be paid in the currency in which such Loan was made. Each payment by any of the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Chicago time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below), in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Chicago time) on such day shall be deemed a payment on such date for the purposes of Section 8.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Chicago time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender’s Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Section 3.8, 3.9, 3.10, 3.11 or 10.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 3.1(b)(ii) if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.
(b)    Notwithstanding the foregoing provisions of this Section 3.4, if, after the making of any Loan in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency, or any other event occurs, in each case with the result that the type of currency in which the Loan was made (the “Original Currency”) no longer exists or would no longer be an Eligible Currency or the Borrowers are not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

Section 3.5    Crediting of Payments and Proceeds. In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 8.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied: (a)  first to all expenses then due and payable by the Borrowers hereunder and under the other Loan Documents, (b) then to all indemnity obligations then due and payable by the Borrowers hereunder and under the other Loan Documents, (c) then to all Administrative Agent’s fees then due and payable, (d) then to all facility and other fees and commissions then due and payable, (e) then to accrued and unpaid interest on the Revolving Credit Notes (pro rata in accordance with all such amounts due), (f) then to the principal amount of the Revolving Credit Notes (pro rata in accordance with all such amounts due), (g) then to accrued and unpaid interest on any Competitive Bid Note, and (h) then, in inverse order of maturity, to the principal amount outstanding under any Competitive Bid Notes.
Section 3.6    Adjustments. If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) (other than pursuant to Section 3.8, 3.9, 3.10, 3.11 or 10.2) in a greater proportion (taking into account any Competitive Bid Loan of such Lender) than any such payment to and collateral received by any other Lender, if any, in respect of the similar Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

Section 3.7    Nature of Obligations of Lenders Regarding Loans; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.3(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 3.7 shall be conclusive, absent manifest error. If such Lender’s Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrowers shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.
Section 3.8    Changed Circumstances.
(a)    Circumstances Affecting LIBOR Rate Availability. If with respect to any LIBOR Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via the Reuters Screen LIBOR 01 Page or offered to the Administrative Agent or such Lender for such LIBOR Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Company. Thereafter, until the Administrative Agent notifies the Company that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current LIBOR Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such LIBOR Interest Period.

(b)    Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor their obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Company and the other Lenders. Thereafter, until the Administrative Agent notifies the Company that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current LIBOR Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such LIBOR Interest Period.
(c)    Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)    shall (except as provided in Section 3.11(e)) subject the Administrative Agent or any Lender to any taxes, levies, imposts, deductions, charges, fees, assessments or withholdings (other than (A) Taxes, (B) amounts excluded by Section 3.11(a) and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; provided that the Borrowers shall not be obligated to pay any amounts pursuant to this Section 3.8(c)(i) to the extent that such amounts are duplicative of any amounts paid by the Borrowers pursuant to Section 3.11; or
(ii)    shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System except as provided in Section 3.8(d)), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Loan;
and the result of any of the foregoing events described in clause (i) or (ii) above is to increase the costs to the Administrative Agent or any of the Lenders of maintaining any LIBOR Rate Loan or Competitive Bid Loan or to reduce the yield or amount of any sum received or receivable by the Administrative Agent or any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Competitive Bid Loan, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Company of the fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Company of any event of which it has knowledge which will entitle the Administrative Agent or such Lender to compensation pursuant to this Section 3.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the Administrative Agent’s or the applicable Lender’s sole discretion, if applicable, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans or Competitive Bid Loan, as applicable, in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate the Administrative Agent or such Lender, together with supporting documentation or calculations, shall be forwarded to the Company through the Administrative Agent and shall be conclusively presumed to be correct save for in the absence of facts or circumstances indicating that it has been made in error.

Notwithstanding the foregoing in this Section 3.8(c), (A) if any Lender fails to notify the Company of any event which would entitle such Lender to compensation pursuant to this Section 3.8 within one hundred twenty (120) days after the Administrative Agent or such Lender obtains knowledge of such event, then the Administrative Agent or such Lender shall not be entitled to any compensation from the Borrowers for any such increased cost or reduction of return arising prior to the date which is one hundred twenty (120) days before the date on which such Lender or the Administrative Agent notifies the Company of such event, and (B) no Lender shall be entitled to compensation pursuant to this Section 3.8 in respect of any Competitive Bid Loan if the event or circumstance that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made. Amounts payable under this Section 3.8 shall be without duplication of amounts payable under Section 3.9, 3.10 or 3.11.
(d)    Eurodollar Reserve Compensation. Each Lender may require the Borrowers to pay, contemporaneously with each payment of interest on any LIBOR Rate Loan, additional interest at a rate per annum determined by such Lender up to but not exceeding the excess of (i)(A) the applicable LIBOR Rate divided by (B) one minus the Eurodollar Reserve Percentage for such day over (ii) the applicable LIBOR Rate. Any Lender desiring to require payment of such additional interest shall so notify the Company and the Administrative Agent, in which case such additional interest on the LIBOR Rate Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each LIBOR Interest Period commencing at least three Business Days after the giving of such notice.
(e)    Non-U.S. Reserve Costs or Fees. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee or tax with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Office, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Office of making or maintaining its LIBOR Rate Loans to any Borrower that is not incorporated under the laws of the United States or a state thereof (each a “Non-U.S. Borrower”) or its Commitment to any Non-U.S. Borrower or to reduce the amount received by such Lender or applicable Lending Office in connection with such LIBOR Rate Loans to any Non-U.S. Borrower or Commitment to any Non-U.S. Borrower, then, within fifteen (15) days after demand by such Lender, such Non-U.S. Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, provided that such Non-U.S. Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to LIBOR Rate Loans pursuant to the definition of “Eurodollar Reserve Percentage” and clause (d) above.

(f)    Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II, this Article III and Article IV with respect to any Loan in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, or any other event, in each case, which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for LIBOR Rate Loans to be denominated in the Agreed Currency specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to such Borrower and the Lenders, and such Loan shall not be denominated in such Agreed Currency but shall be made in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, as a Base Rate Loan, unless the applicable Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing or Notice of Conversion/Continuation, as the case may be.
(g)    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrowers hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s offices on the Business Day that is two (2) Business Days prior to the date on which final, non-appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrowers agree, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Company.

Section 3.9    Indemnity. The Borrowers hereby indemnify each of the Lenders against any loss or expense which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan or Competitive Bid Loan, (b) due to any failure of the Borrowers to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or Competitive Bid Request or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan or Competitive Bid Loan on a date other than the last day of the LIBOR Interest Period or Competitive Bid Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans or Competitive Bid Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Company through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

Section 3.10    Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital or liquidity required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which such Lender or such other corporation could have achieved but for such introduction, change or compliance, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Company of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Company of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.10; provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Company in the event it fails to do so. A certificate as to such amounts submitted to the Company and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes. In the event the Lenders shall be advised by any Governmental Authority or shall otherwise determine on the basis of pronouncements of any Governmental Authority that such understanding is incorrect, it is agreed that the Lenders will be entitled to make claims under this Section 3.10 (each such claim to be made within a reasonable period of time after the period to which it relates) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

Section 3.11    Taxes.
(a)    Payments Free and Clear. Except as otherwise provided in Section 3.11(e), any and all payments by the Borrowers hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, assessments or withholding, and all liabilities with respect thereto now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (including any interest, additions to tax and penalties) (collectively, “Taxes”) excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof, (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender’s Lending Office or any political subdivision thereof and (iii) any U.S. federal withholding Tax pursuant to FATCA (all non-excluded Taxes, “Non-Excluded Taxes” and all such excluded Taxes, “Excluded Taxes”). If any Borrower or the Administrative Agent shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (A) except as otherwise provided in Section 3.11(e), the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) such Borrower or the Administrative Agent, as applicable, shall make such deductions or withholdings, (C) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) such Borrower shall deliver to the Administrative Agent and such Lender evidence of such payment to the relevant taxing authority or other Governmental Authority in the manner provided in Section 3.11(d).
(b)    Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, or the other Loan Documents, or the perfection of any rights or security interest in respect thereof (hereinafter referred to as “Other Taxes”).

(c)    Indemnity. Except as otherwise provided in Section 3.11(e), the Borrowers shall indemnify each Lender and the Administrative Agent for the full amount of Non-Excluded Taxes and Other Taxes attributable to such Lender or the Administrative Agent (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Borrowers to do so) imposed on or with respect to any payment made by or on account of any obligation of the Borrowers hereunder or under any Note (including, without limitation, any Non-Excluded Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.
(d)    Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent and the applicable Lender, at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

(e)    Delivery of Tax Forms. To the extent required by Applicable Law to reduce or eliminate withholding or payment of taxes or reasonably requested by the Company or the Administrative Agent, each Lender and the Administrative Agent shall deliver to the Company and the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-9, Forms W-8ECI or Forms W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8BEN or W‑8ECI or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Company and the Administrative Agent two Form W-9, Form W-8BEN or W‑8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form W-9, Form W-8BEN or W-8ECI (or successor forms) or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-9, Form W-8BEN or W‑8ECI, establishing an exemption from United States backup withholding tax. Unless the Company or the Administrative Agent has received forms or other documents satisfactory to it indicating that payments hereunder or under any Note to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent (as applicable) may withhold amounts required to be withheld by Applicable Law from such payments at the applicable statutory rate. Notwithstanding anything in any Loan Document to the contrary, the Borrowers shall not be required to pay additional amounts to any Lender or the Administrative Agent under Section 3.11 or Section 3.8(c), (i) if such Lender or the Administrative Agent fails to comply with the requirements of this Section 3.11(e), other than to the extent that such failure is due to a change in law occurring after the date on which such Lender or the Administrative Agent became a party to this Agreement or (ii) if such additional amounts are the result of such Lender’s or the Administrative Agent’s gross negligence or willful misconduct, as applicable.

(f)    If the Administrative Agent or a Lender determines, in good faith, that it has received a refund from the relevant Governmental Authority of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 3.11, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 3.11 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 3.11 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes not expressly required to be made available hereunder which it reasonably deems confidential) to the Borrowers or any other Person.
(g)    FATCA. If a payment made to a Lender hereunder or under the Notes would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.11(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 3.11 shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 3.12    Mitigation of Loss; Replacement of Lenders.
(a)    If any Lender requests compensation pursuant to Section 3.8 or Section 3.10, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 3.8, Section 3.10 or Section 3.11, as the case may be, in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.
(b)    If any Lender requests compensation pursuant to Section 3.8 or Section 3.10, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11 or if any Lender becomes a Defaulting Lender, then the Company may, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.9), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, breakage costs and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation pursuant to Section 3.8 or Section 3.10, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
(c)    To the extent that any Lender (a “Replaced Lender”) is required to assign all of its interests, rights and obligations under this Agreement to an Eligible Assignee (a “Replacement Lender”) pursuant to this Section 3.12, upon the execution of all applicable assignment documents and the satisfaction of all other conditions set forth herein, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to be a Lender hereunder, except with respect to the indemnification provisions under this Agreement, which provisions shall survive as to such Replaced Lender.

(d)    The Company will have the right to replace (i) all (but not less than all) Lenders whose Commitment Percentages aggregate less than 50%, who have declined to provide their consent to an amendment or waiver of any provision of this Agreement or any other Loan Document that requires the consent of all of the Lenders and (ii) any Lender who has declined to provide its consent to an amendment or waiver of any provision of this Agreement or any other Loan Document that requires the consent of the Required Lenders, and the Required Lenders have so provided their consent, provided that in each case under clauses (i) and (ii), (A) no Unmatured Event of Default or Event of Default has occurred and is continuing, (B) the Company has satisfied all of its obligations under this Agreement relating to such Lenders, (C) any replacement Lender is reasonably acceptable to the Administrative Agent, (D) the Company has paid the Administrative Agent a $3,500 administrative fee if such replacement Lender is not an existing Lender and (E) the Commitments of the replacement Lenders (including any existing Lenders who have agreed to increase their Commitments) shall cover the Commitments of the Lenders replaced under this Section 3.12(d) dollar for dollar.
ARTICLE IV
CONDITIONS OF CLOSING AND BORROWING
Section 4.1    Conditions to Closing and Initial Loans. The obligation of the Lenders to close this Agreement and to make the initial Loan, if any, is subject to the satisfaction of each of the following conditions:
(a)    Executed Loan Documents. This Agreement, all Notes requested pursuant to Section 2.5(d), together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Unmatured Event of Default or Event of Default shall exist thereunder, and the Company shall have delivered original counterparts thereof to the Administrative Agent.
(b)    Closing Certificates; etc.
(i)    Officer’s Certificate of the Company. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Company contained in this Agreement are true, correct and complete; that the Company is not in violation of any of the covenants contained in this Agreement; that, after giving effect to the transactions contemplated by this Agreement, no Unmatured Event of Default or Event of Default has occurred and is continuing; and that the Company has satisfied each of the closing conditions.

(ii)    Certificate of Secretary of the Company. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Company certifying as to the incumbency and genuineness of the signature of each officer of the Company executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of the Company and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of the Company as in effect on the date of such certifications, (C) resolutions duly adopted by the Board of Directors of the Company authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) the certificate required to be delivered pursuant to Section 4.1(b)(iii).
(iii)    Certificate of Good Standing. The Administrative Agent shall have received a certificate as of a recent date of the good standing of the Company under the laws of its jurisdiction of organization.
(iv)    Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Company addressed to the Administrative Agent and the Lenders with respect to the Company, the Loan Documents and such other matters as the Lenders shall request.
(v)    Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 3.11(e).
(c)    Consents; Defaults.
(i)    Governmental and Third Party Approvals. The Company shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.
(ii)    No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.
(iii)    No Event of Default. No Unmatured Event of Default or Event of Default shall have occurred and be continuing.

(d)    Financial Matters.
(i)    Financial Statements. The Administrative Agent shall have received the most recent Consolidated financial statements of the Company, in form and substance satisfactory to the Administrative Agent and prepared in accordance with GAAP.
(ii)    Payment at Closing. The Company shall have paid to the Administrative Agent and the Lenders the fees set forth or referenced in Section 3.3 and any other accrued and unpaid fees or commissions due hereunder, in each case, that are due on or prior to the Closing Date (including, without limitation, legal fees and expenses) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.
(e)    Existing Credit Facilities. The Company shall have terminated the Credit Agreement dated as of July 16, 2010 by and among the Company, the lenders party thereto and U.S. Bank National Association, as administrative agent, as amended, and all amounts owing thereunder shall have been paid in full (the “Existing Credit Agreement”). Each of the Lenders party hereto that is also a “Lender” under and as defined in the Existing Credit Agreement hereby waives the requirement for five (5) Business Days’ prior written notice set forth in Section 2.6(a) of the Existing Credit Agreement to permanently reduce the entire Aggregate Commitment thereunder.
(f)    Miscellaneous.
(i)    Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Company in accordance with Section 2.3(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.
(ii)    Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.
Section 4.2    Conditions to All Loans. The obligations of the Lenders to make any Loans (including the initial Loans), convert any Loan or continue any Loan are subject to the satisfaction of the following conditions precedent on the relevant borrowing, conversion or continuation date:
(a)    Continuation of Representations and Warranties. The representations and warranties contained in Article V (other than the representations and warranties contained in Section 5.5 and 5.11(c) which shall only be made as of the Closing Date) shall be true and correct in all material respects on and as of such borrowing, conversion, or continuation date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b)    No Existing Default. No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the borrowing, conversion or continuation date with respect to such Loan or after giving effect to the Loans to be made, converted or continued on such date.
(c)    Notices. The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the applicable Borrower in accordance with Section 2.3(a) or Section 3.2, as applicable.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Administrative Agent and each Lender that:
Section 5.1    Existence and Power. The Company and each of its Subsidiaries:
(a)    is validly existing and in good standing under the laws of the jurisdiction of its organization;
(b)    has the power and authority to own its assets, to carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;
(c)    has all governmental licenses, authorizations, consents and approvals to own its assets, to carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;
(d)    is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and
(e)    is in compliance with all Applicable Law;
except, in each case referred to in clause (a) or clause (b) with respect to Subsidiaries, and clause (c), clause (d) or clause (e) with respect to the Company or its Subsidiaries, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.2    Authorization; No Contravention. The execution, delivery and performance by the Borrowers of this Agreement and each other Loan Document to which any Borrower is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not:
(a)    contravene the terms of any of the Borrowers’ Organization Documents;
(b)    conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Borrowers are a party or any order, injunction, writ or decree of any Governmental Authority to which any Borrower or its property are subject; or

(c)    violate any Applicable Law.
Section 5.3    Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrowers of this Agreement except for those obtained on or before the Closing Date or those the failure of which to obtain would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
Section 5.4    Binding Effect. This Agreement and each other Loan Document to which the Borrowers are a party constitute the legal, valid and binding obligations of the Borrowers (to the extent it is a party thereto), enforceable against the Borrowers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
Section 5.5    Litigation. Except as specifically disclosed in Schedule 5.5 or in the Company’s reports on Form 10-K and 10-Q filed with the SEC for the periods through the fiscal quarter ending June 30, 2013, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:
(a)    purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or
(b)    if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.
Section 5.6    No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring of any Obligations by the Borrowers. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 8.1(e).
Section 5.7    ERISA Compliance. Except as specifically disclosed in Schedule 5.7:

(a)    Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. The Company and each ERISA Affiliate has made all required contributions to any Pension Plan and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.
(b)    There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan or any Multiemployer Plan (other than premiums due and not delinquent under Section 4007 of ERISA).
Section 5.8    Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.7. No part of the proceeds of any Loan will be used for any purpose that entails a violation of any of the regulations of the FRB, including Regulations U and X.
Section 5.9    Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries are subject to no Liens, other than Liens permitted pursuant to Section 7.1.
Section 5.10    Taxes. The Company and its Subsidiaries have filed or have obtained extensions from filing all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable in connection therewith, except (a) those which are subject to open tax audits or are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.
Section 5.11    Financial Condition.
(a)    The audited Consolidated financial statements of the Company and its Subsidiaries dated December 31, 2012 (the Consolidated balance sheet, and the related Consolidated statements of earnings, comprehensive earnings, shareholders’ equity and cash flows) for the fiscal year ended on such date:

(i)    were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and
(ii)    fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby.
(b)    The audited Consolidated financial statements of the Company and its Subsidiaries dated December 31, 2012 and the Company’s Form 10-K filed with the SEC for the fiscal year ending December 31, 2012 show all material indebtedness and other liabilities, direct or contingent, of the Company and its Consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations as required to be disclosed under the applicable rules and regulations promulgated or approved by the SEC.
(c)    Since December 31, 2012, there has been no Material Adverse Effect.
Section 5.12    Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such existing Environmental Laws and existing Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.13    Regulated Entities. Neither the Company, any Person controlling the Company, nor any Subsidiary, is an “Investment Company” within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.
Section 5.14    No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Applicable Law, which could reasonably be expected to have a Material Adverse Effect.
Section 5.15    Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part A of Schedule 5.15 and has no material equity investments in any other corporation or entity other than those specifically disclosed in part B of Schedule 5.15.
Section 5.16    Insurance. Except as specifically disclosed in Schedule 5.16, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as the Company may reasonably deem necessary (it being understood that the Company may self-insure against certain risks to the extent reasonable or customary with companies similarly situated).

Section 5.17    Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.
Section 5.18     OFAC; Anti-Terrorism Laws.
(a)    Neither the Company nor any Subsidiary is a Sanctioned Person. No Loan, nor the proceeds from any Loan, have been or will be used, directly or indirectly, to lend, contribute, provide or has otherwise been made available to fund any activity or business of any Sanctioned Person, or in any other manner that will result in any violation by any Person (including any Lender) of OFAC.
(b)    Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Company and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.
ARTICLE VI

AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:
Section 6.1    Financial Statements. The Company shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Lender:
(a)    As soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited Consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related Consolidated statements of earnings, comprehensive earnings, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young LLP or another nationally-recognized independent public accounting firm (the “Independent Auditor”) which report (x) shall state that such Consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company’s or any Subsidiary’s records.

(b)    As soon as available, but not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited Consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related Consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries.
(c)    So long as the Company is required to make filings of Forms 10-K and 10-Q with the SEC, the delivery of such Forms 10-K and 10-Q to the Administrative Agent and each Lender within the time periods set forth above shall satisfy the requirements of Section 6.1(a) and (b) (it being agreed that the requirements of this subsection (c) may be satisfied by the Company making available to the Administrative Agent and the Lenders its applicable quarterly and annual reports on Forms 10-Q and 10-K to the extent that the Company notifies the Lenders within the time period set forth above that it is available to them on EDGAR).
Section 6.2    Certificates; Other Information. The Company shall furnish to the Administrative Agent and the Lenders:
(a)    concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of a Responsible Officer stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;
(b)    promptly, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and all registration and regular, periodic or special reports (including Forms 10-K, 10-Q and 8-K) that the Borrower or any Subsidiary may make to, or file with, the SEC (it being agreed that the requirements of this subsection (b) may be satisfied by the Borrower making available to the Administrative Agent and the Lenders its applicable quarterly and annual reports on Forms 10-K and 10-Q and all other registration and regular, periodic or special reports to the SEC to the extent that the Company notifies the Administrative Agent and the Lenders that the same are available to them on EDGAR); and
(c)    promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.1(a) or Section 6.1(b) or Section 6.2(b) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Company provides notice to the Administrative Agent (and the Administrative Agent shall promptly notify the Lenders) that such information has been posted on the Company’s website on the internet at the website specified in such notice to which each of the Administrative Agent and each Lender has access without charge; or (ii) on which such documents are posted on the Company’s behalf on DebtX or another similar secure electronic system (the “Platform”) to which each of the Administrative Agent and each Lender has access without charge; provided that (x) if any Lender lacks access to the internet or DebtX or the Company is unable to deliver such documents electronically, the Company shall deliver paper copies of such documents to the Administrative Agent or such Lender (until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender) and (y) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent (and the Administrative Agent shall promptly notify the Lenders) of the posting of any documents. The Administrative Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to in the proviso to the immediately preceding sentence or to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 6.3    Notices. The Company shall notify the Administrative Agent and each Lender promptly after a Responsible Officer obtains knowledge of:
(a)    the occurrence of any Event of Default or Unmatured Event of Default;
(b)    any of the following matters that has resulted or may reasonably be expected to result in a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation or proceeding between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary including pursuant to any applicable Environmental Law;
(c)    the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than ten (10) days after such event; provided that the Company shall notify the Administrative Agent and each Lender not less than ten (10) days before the occurrence of any event described in clause (ii) below), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:
(i)    the filing of a notice of intent to terminate a Pension Plan, or the commencement of proceedings by the PBGC to terminate a Pension Plan or a Multiemployer Plan;
(ii)    a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

(iii)    an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan;
(iv)    the adoption of any Pension Plan by the Company or any ERISA Affiliate; or
(v)    a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; and
(d)    any material change in accounting policies or financial reporting practices by the Company or any of its Consolidated Subsidiaries to the extent not disclosed in the Company’s most recent Form 10-K or Form 10-Q.
Each notice under this Section 6.3 shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.
Section 6.4    Preservation of Existence, Etc. The Company shall, and shall cause each Subsidiary to:
(a)    preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of incorporation or organization, except, in the case of any Subsidiary, (i) as permitted under Section 7.2 or Section 7.3, or (ii) where the failure to so preserve and maintain its existence and good standing could not reasonably be expected to have a Material Adverse Effect;
(b)    preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.3 and sales of assets permitted by Section 7.2, except, in the case of any Subsidiary, where the failure to so preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises could not reasonably be expected to have a Material Adverse Effect;
(c)    use reasonable efforts, in the ordinary course of business, to preserve its business organization and business goodwill; and
(d)    preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 6.5    Maintenance of Property. The Company shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.
Section 6.6    Insurance. The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurers (which may include captive insurers), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (including self-insurance) as are customarily carried under similar circumstances by such other Persons.
Section 6.7    Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable all their respective obligations and liabilities, including:
(a)    all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;
(b)    all lawful claims which, if unpaid, would by law become a Lien upon its property which would not be permitted hereunder; and
(c)    at any time, all material Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt.
Section 6.8    Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all material respects with all Applicable Laws of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except (a) such as may be contested in good faith or as to which a bona fide dispute may exist or (b) where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 6.9    Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law.

Section 6.10    Inspection of Property and Books and Records. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. Following the occurrence and during the continuation of an Event of Default, the Company shall, and shall cause each Subsidiary to, permit representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all at the expense of the Company and at any time during normal business hours without advance notice.
Section 6.11    Environmental Laws. Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in a manner which complies with all Environmental Laws.
Section 6.12    Use of Proceeds. The Company shall use the proceeds of the Loans (i) to refinance certain existing indebtedness and (ii) for working capital, capital expenditures, share repurchases and other general corporate purposes not in contravention of any Applicable Law or of any Loan Document.
Section 6.13    PATRIOT Act Compliance. The Company shall, and shall cause each Subsidiary to provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.
ARTICLE VII

NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:
Section 7.1    Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets (but not including, for the avoidance of doubt, shares of treasury stock of the Company), whether now owned or hereafter acquired; except
(a)    Liens in respect of property of the Company or a Subsidiary existing on the Closing Date and described in Schedule 7.1, but no extension, renewal or replacement of any such Lien except as permitted by Section 7.1(f);

(b)    Liens in respect of property acquired or constructed by the Company or a Subsidiary after the Closing Date, which are created at the time of or within one hundred eighty (180) days after acquisition or completion of construction of such property to secure Debt assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that in any such case;
(i)    no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, and
(ii)    the aggregate principal amount of Debt secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;
(c)    Liens in respect of property acquired by the Company or a Subsidiary after the Closing Date, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the Closing Date becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be;
(d)    Liens securing debt owed by a Subsidiary to the Borrower or to a Wholly-Owned Subsidiary;
(e)    Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; and
(f)    Liens which would otherwise not be permitted by this Section 7.1 securing additional Debt or other obligations of the Company or a Subsidiary; provided that after giving effect thereto the aggregate unpaid principal amount of such Debt (including obligations of the Company or any Subsidiary as lessee under any Capital Leases, taken at the capitalized amount thereof accounted for as debt in accordance with GAAP) of the Company and its Subsidiaries secured by such Liens permitted by this Section 7.1(f) shall not at any time exceed twenty percent (20%) of Consolidated Tangible Net Worth.
For purposes of paragraphs (b) and (c), any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company or a Subsidiary shall be deemed to have been created at that time.

Section 7.2    Disposition of Assets. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets (but not including, for the avoidance of doubt, shares of treasury stock of the Company) (an “Asset Sale”), other than:
(a)    Asset Sales in the ordinary course of business, including sales of real estate consistent with its past practices;
(b)    Asset Sales of property or assets by a Subsidiary to the Company or a Wholly-Owned Subsidiary; or
(c)    other Asset Sales, provided that in each case
(i)    immediately before and after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and
(ii)    the aggregate net book value of the property or assets disposed of in such Asset Sale and all other Asset Sales by the Company and its Subsidiaries during the term of this Agreement does not exceed thirty-five percent (35%) of Consolidated Tangible Net Worth.
Section 7.3    Consolidations and Mergers. The Company shall not, and shall not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, except (a) the Company may consolidate with or merge with any Person provided that the Company is the surviving or acquiring party in such transaction and (b) any Subsidiary of the Company may (i) consolidate with or merge with or convey or transfer all or substantially all of its assets to the Company (provided that the Company shall be the surviving or acquiring party) or a then-existing Wholly-Owned Subsidiary (provided that such Wholly-Owned Subsidiary shall be the surviving or acquiring party), (ii) consolidate with or merge with any other Person provided that such Subsidiary is the surviving or acquiring party in such transaction or (iii) transfer all or substantially all of its assets to any Person in an Asset Sale permitted by Section 7.2.
Section 7.4    Loans and Investments. The Company shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, “Investments”), except for:
(a)    Investments held by the Company or any Subsidiary in the form of cash equivalents or short term marketable securities;
(b)    extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(c)    extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;
(d)    pledges or deposits as required in the ordinary course of business in connection with workmen’s compensation, unemployment insurance and other social security legislation;
(e)    advances, loans or extensions of credit in the ordinary course of business to employees;
(f)    Investments incurred in order to consummate Permitted Acquisitions;
(g)    the purchase by the Company of its capital stock (subject to the restrictions of Section 7.7); and
(h)    Investments not otherwise permitted by the foregoing paragraphs (a) through (g) not at any time exceeding fifty percent (50%) of Consolidated Tangible Net Worth.
Section 7.5    Limitation on Subsidiary Debt. The Company shall not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Debt except:
(a)    Debt secured by Liens permitted by Section 7.1(b) through (d); and
(b)    other Debt, provided that the aggregate unpaid principal amount of all such other Debt does not at any time exceed fifty percent (50%) of Consolidated Tangible Net Worth.
For purposes of this Section 7.5, a Subsidiary shall be deemed to have incurred Debt in respect of any obligation previously owed to the Company or to a Wholly-Owned Subsidiary on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Subsidiary, and a Person that hereafter becomes a Subsidiary shall be deemed at that time to have incurred all of its outstanding Debt.
Section 7.6    Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, enter into any material transaction with any Affiliate of the Company (other than a Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Company.
Section 7.7    Use of Proceeds. The Company shall not and shall not permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) for any purpose that entails a violation of any of the regulations of the FRB, including Regulations U and X, or (b) make any Acquisition other than a Permitted Acquisition, it being understood and agreed that none of the Lenders is in good faith relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement. The Company shall not permit any Loan or the proceeds of any Loan, directly or indirectly, (a) to fund any activity or business of any Sanctioned Person; or (b) in any other manner that will result in any violation by any Person (including any Lender) of OFAC.

Section 7.8    ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
Section 7.9    Change in Business. The Company shall not, and shall not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof or any lines of business reasonably related thereto and reasonable extensions thereof.
Section 7.10    Restriction on Subsidiary Dividends. The Company shall not, and shall not permit any Subsidiary to, enter into any agreement which would restrict the declaration or payment of dividends or similar distributions by any Subsidiary to the Company or another Subsidiary if on the date any such agreement is executed the aggregate operating income or assets of all Subsidiaries subject to such restrictions on dividends or similar distributions exceeds either twenty percent (20%) of Consolidated operating income or twenty percent (20%) of Consolidated assets of the Company and its Subsidiaries as of the most recently completed audited financial statements.
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.1    Events of Default. Any of the following shall constitute an “Event of Default”:
(a)    Non-Payment. Any Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.
(b)    Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.
(c)    Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any Section 6.3(a), Section 6.4(a) or Article VII.
(d)    Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of forty-five (45) days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender.

(e)    Cross-Acceleration. The Company (i) fails to make any payment in respect of any Debt or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Debt or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document if the effect of such failure, event or condition is that such Debt is declared to be due and payable prior to its stated maturity, or such Contingent Obligation becomes payable or cash collateral in respect thereof is demanded.
(f)    Insolvency; Voluntary Proceedings. The Company (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.
(g)    Involuntary Proceedings.
(i)    Any involuntary Insolvency Proceeding is commenced or filed against any Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Borrower’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy;
(ii)    any Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii)    any Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.
(h)    ERISA.
(i)    The Company or any ERISA Affiliate incurs liability under Title IV of ERISA with respect to a Pension Plan, a Multiemployer Plan or the PBGC in an aggregate amount which could result in a Material Adverse Effect; or
(ii)    a contribution failure shall have occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

(i)    Monetary Judgments. One or more judgments, decrees or arbitration awards is entered against any Borrower involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of the Threshold Amount or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof.
(j)    Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against any Borrower which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
(k)    Change of Control. Any Change of Control occurs.
(l)    Invalidity of Guarantee. Any action shall be taken to discontinue or to assert the invalidity or unenforceability of the guarantee set forth in Article XI, or the Company shall fail to comply with any of the terms or provisions of Article XI, or the Company shall deny that it has any further liability under Article XI, or shall give notice to such effect.
Section 8.2    Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, and upon notice to the Company.
(a)    declare the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Obligations (other than obligations under any Hedging Agreement), all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and
(c)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or Applicable Law;
provided, however, that upon the occurrence of any event specified in paragraph (f) or (g) of Section 8.1 (in the case of clause (i) of paragraph (g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

Section 8.3    Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.
ARTICLE IX

THE ADMINISTRATIVE AGENT
Section 9.1    Appointment. Each of the Lenders hereby irrevocably designates and appoints U.S. Bank National Association as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes U.S. Bank National Association as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article IX shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.
Section 9.2    Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.
Section 9.3    Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Company or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company or any of its Subsidiaries.

Section 9.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, email, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.9. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Documents, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
Section 9.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless it has received notice from a Lender or the Company referring to this Agreement, describing such Unmatured Event of Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Unmatured Event of Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Event of Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

Section 9.6    Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loans and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.
Section 9.7    Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder and the termination of this Agreement.

Section 9.8    The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
Section 9.9    Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving thirty (30) days’ notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right after consultation with the Company to appoint from among the Lenders a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent’s giving of notice of resignation, then the Administrative Agent may after consultation with the Company, on behalf of the Lenders, appoint a successor Administrative Agent, from among the Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.
Section 9.10    No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Lead Arranger and the Syndication Agent listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their capacity, as applicable, as the Administrative Agent or a Lender hereunder.

ARTICLE X

MISCELLANEOUS
Section 10.1    Notices.
(a)    Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail), or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via electronic mail, telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail or by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.
(b)    Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.
If to the Company

or the Company:	W.W. Grainger, Inc. 100 Grainger Parkway Lake Forest, IL 60045-5201 Attention: Mr. Neil Drohan Telephone No.: 847-535-1084 Telecopy No.: 847-535-9231

With copies to:	W.W. Grainger, Inc. 100 Grainger Parkway Lake Forest, IL 60045-5201 Attention: John L. Howard, General Counsel Telephone No.: 847-535-4341 Telecopy No.: 847-535-4585

If to U.S. Bank as	U.S. Bank National Association

Administrative Agent:	209 South LaSalle Street Chicago, Illinois 60604 Attention: James N. DeVries Telephone No.: (312) 325-8885 Telecopy No.: (312) 325-8754

With copies to:	U.S. Bank National Association, as Administrative Agent 1420 Fifth Avenue, 9th Floor Seattle, Washington 98101 Attention: Agency Services FAX: (206) 587-7022

If to any Lender:	To the address set forth on Schedule 1.1 hereto
(c)    Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Company and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.
Section 10.2    Expenses; Indemnity. The Company will (a) pay all reasonable and documented out-of-pocket expenses (including, without limitation, all costs of electronic or internet distribution of any information hereunder) of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all reasonable out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable and documented out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding, enforcing any Obligations of, or collecting any payments due from, the Company or any guarantor by reason of an Event of Default (including in connection the enforcement of any guaranty agreement) and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including, without limitation, reasonable attorney’s and consultant’s fees, except to the extent that any of the foregoing directly results from the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding the foregoing, nothing in this Section shall require the Company to reimburse the Administrative Agent or any Lender in duplication of any liability of the Company under Section 3.8, 3.9, 3.10 and 3.11.

Section 10.3    Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 10.9 are hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but excluding payroll accounts) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Company against and on account of the Obligations (to the extent then due and payable). Notwithstanding the preceding sentence, each Lender agrees to notify the Company and the Administrative Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.
Section 10.4    Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Illinois, without reference to the conflicts or choice of law principles thereof.
Section 10.5    Jurisdiction and Venue.
(a)    Jurisdiction. The Company hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Cook County, Illinois (and any courts from which an appeal from any of such courts must or may be taken), in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Company hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 10.1. Nothing in this Section 10.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Company or its properties in the courts of any other jurisdictions.
(b)    Venue. The Company hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Agreement, any other Loan Document or the rights and obligations of the parties hereunder or thereunder. The Company irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.
Section 10.6    Reserved.

Section 10.7    Reversal of Payments. To the extent the Company makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.
Section 10.8    Accounting Matters. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance therewith.
Section 10.9    Successors and Assigns; Participations.
(a)    Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company, the Administrative Agent and the Lenders, all future holders of the Loans, and their respective successors and assigns, except that the Company shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.
(b)    Assignment by Lenders. Each Lender may, with the consent of the Company (so long as no Event of Default has occurred and is continuing and except in the case of an assignment to another Lender or an Affiliate of a Lender) and the consent of the Administrative Agent (except in the case of an assignment to another Lender), which consents shall not be unreasonably withheld or delayed (provided that the Company shall be deemed to have consented to any such assignment if it shall not have objected thereto in writing within five (5) Business Days after receiving notice thereof from the Administrative Agent), assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided that:
(i)    each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement;
(ii)    if less than all of the assigning Lender’s Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

(iii)    the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit H attached hereto (an “Assignment and Acceptance”), together with any Note or Notes subject to such assignment;
(iv)    such assignment shall not, without the consent of the Company, require the Company to file a registration statement with the SEC or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and
(v)    the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.
Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.
(c)    Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.
(d)    Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)    Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit H:
(i)    accept such Assignment and Acceptance;
(ii)    record the information contained therein in the Register;
(iii)    give prompt notice thereof to the Lenders and the Company; and
(iv)    promptly deliver a copy of such Assignment and Acceptance to the Company.

Within five (5) Business Days after receipt of notice, the Company shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Company.
(f)    Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and the Notes held by it); provided that:
(i)    each such participation shall be in an amount not less than $5,000,000;
(ii)    such Lender’s obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;
(iii)    such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;
(iv)    such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;
(v)    the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;
(vi)    such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the collateral (if any); and
(vii)    any such disposition shall not, without the consent of the Company, require the Company to file a registration statement with the SEC to apply to qualify the Loans or the Notes under the blue sky law of any state.

(g)    Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Company obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose, after the Company has filed its next periodic report with the SEC following the Closing Date, information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and Lenders may disclose any such information (i) to the extent such disclosure is required by law or requested by any regulatory authority and (ii) to such Lender’s Affiliates and independent auditors and other professional advisors. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 10.9, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Company furnished to such Lender by or on behalf of the Company; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Company or such Lender to preserve the confidentiality of any confidential information relating to the Company received from such Lender.
(h)    Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including under its Note, if any) to any Federal Reserve Bank in accordance with Applicable Law.
Section 10.10    Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document (including, without limitation, Section 2.8), any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Company; provided, that, except as specifically set forth in Section 2.8, no amendment, waiver or consent shall (i) (a) increase the Aggregate Commitment or increase the amount of the Loans, (b) reduce the rate of interest or fees payable on any Loan, (c) reduce or forgive the principal amount of any Revolving Credit Loan, (d) extend the originally scheduled time or times of payment of the principal of any Revolving Credit Loan or the time or times of payment of interest on any Revolving Credit Loan or any fee or commission with respect thereto, (e) permit any subordination of the principal or interest on any Revolving Credit Loan, (f) release any Borrower from the Obligations (other than Hedging Obligations) hereunder, (g) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any Borrower’s rights and obligations hereunder, (h) amend the provisions of this Section 10.10 or the definition of Required Lenders or (i) extend the time of the obligation of the Lenders holding Commitments to make Loans, in each case, without the prior written consent of each Lender directly affected thereby or (ii) release the Company’s guarantee set forth in Article XI without the prior written consent of all of the Lenders. In addition, no amendment, waiver or consent to the provisions of Article IX shall be made without the written consent of the Administrative Agent.

Section 10.11    Performance of Duties. The Borrowers’ obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrowers at their sole cost and expense.
Section 10.12    All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.
Section 10.13    Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article X and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.
Section 10.14    Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
Section 10.15    Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 10.16    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.
Section 10.17    Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.
Section 10.18    Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.
Section 10.19    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
Section 10.20    PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the PATRIOT Act.
Section 10.21    Inconsistencies with Other Documents; Independent Effect of Covenants.
(a)    In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.
(b)    The Company expressly acknowledges and agrees that each covenant contained in Article VI and VII hereof shall be given independent effect. Accordingly, the Company shall not engage in any transaction or other act otherwise permitted under any covenant contained in Article VI if, before or after giving effect to such transaction or act, the Company shall or would be in breach of any other covenant contained in Article VII.
ARTICLE XI
GUARANTY
In order to induce the Lenders to extend credit to the Borrowing Subsidiaries hereunder, the Company hereby irrevocably and unconditionally guarantees the payment when and as due of the Obligations of each Borrowing Subsidiary. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.
The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent or such Lender in favor of any Borrowing Subsidiary or any other Person.
The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.
The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrowing Subsidiary or otherwise.
In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent or such Lender in cash an amount equal to the unpaid principal amount of such Obligation then due, together with accrued and unpaid interest thereon.
Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Administrative Agent and the Lenders.
Nothing shall discharge or satisfy the liability of the Company hereunder except the full and indefeasible performance and payment of the Obligations
[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.
W.W. GRAINGER, INC., as Company
By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent and Lender
By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

Signature Page to W.W. Grainger Revolving Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent and Lender
By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________
By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

Signature Page to W.W. Grainger Revolving Credit Agreement

BANK OF AMERICA, N.A.
as Co-Documentation Agent and Lender
By:     __________________________________
Name:    __________________________________
Title:     __________________________________

Signature Page to W.W. Grainger Revolving Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,, as Co-Documentation Agent and Lender
By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

Signature Page to W.W. Grainger Revolving Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION,
as Co-Documentation Agent and Lender
By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

Signature Page to W.W. Grainger Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Co-Documentation Agent and Lender
By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

Signature Page to W.W. Grainger Revolving Credit Agreement

THE NORTHERN TRUST COMPANY,
as Co-Documentation Agent and Lender
By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

Signature Page to W.W. Grainger Revolving Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH,
as a Lender
By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

Signature Page to W.W. Grainger Revolving Credit Agreement

ROYAL BANK OF CANADA,
as a Lender
By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

Signature Page to W.W. Grainger Revolving Credit Agreement

W.W. GRAINGER, INC.
EXHIBITS

EXHIBITS

Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Competitive Bid Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C-1	-	Form of Competitive Bid Request
Exhibit C-2	-	Form of Invitation to Bid
Exhibit C-3	-	Form of Competitive Bid
Exhibit C-4	-	Form of Competitive Bid Accept/Reject Letter
Exhibit D	-	Form of Notice of Account Designation
Exhibit E	-	Form of Notice of Prepayment
Exhibit F	-	Form of Lender Addition and Acknowledgment Agreement
Exhibit G	-	Form of Notice of Conversion/Continuation
Exhibit H	-	Form of Assignment and Acceptance
Exhibit I	-	Form of Borrowing Subsidiary Agreement
Exhibit J	-	Form of Borrowing Subsidiary Termination

EXHIBIT A-1
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF REVOLVING CREDIT NOTE

REVOLVING CREDIT NOTE

$__________	__________, 20__

FOR VALUE RECEIVED, the undersigned, W.W. GRAINGER, INC., a corporation organized under the laws of Illinois (the “Company”), hereby promises to pay to the order of ____________________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of ______________ DOLLARS ($__________) or, if less, the principal amount of all Revolving Credit Loans made by the Lender from time to time pursuant to that certain Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among the Company, the Borrowing Subsidiaries who are or may become a party thereto (together with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Revolving Credit Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 3.1 of the Credit Agreement. All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Company is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Company hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Revolving Credit Note as of the day and year first above written.

[W.W. GRAINGER, INC., as Company]

By:    _________________________________
Name:____________________________
Title:_____________________________

EXHIBIT A-2
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF COMPETITIVE BID NOTE

COMPETITIVE BID NOTE

$_____________	__________, 20__

FOR VALUE RECEIVED, the undersigned, W.W. GRAINGER, INC., a corporation organized under the laws of Illinois (the “Company”), hereby promises to pay to the order of ____________________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of ______________________________ DOLLARS ($___________) or, if less, the principal amount of all Competitive Bid Loans made by the Lender from time to time under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in that certain Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among the Company, the Borrowing Subsidiaries who are or may become a party thereto (together with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Competitive Bid Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 3.1 of the Credit Agreement. All payments of principal and interest on this Competitive Bid Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Competitive Bid Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Competitive Bid Note and for a statement of the terms and conditions on which the Company is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Competitive Bid Note and on which such Obligations may be declared to be immediately due and payable.

THIS COMPETITIVE BID NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Company hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Competitive Bid Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Competitive Bid Note as of the day and year first above written.

[W.W. GRAINGER, INC., as Company]

By:    _________________________________
Name:____________________________
Title:_____________________________

EXHIBIT B
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Dated as of: __________, 20__

U.S. Bank National Association
as Administrative Agent
1420 Fifth Avenue, 9th Floor
Seattle, Washington 98101
Attention: Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.3(a) of the Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Company”), the Borrowing Subsidiaries who are or may become a party thereto (together with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”).

1._______________ hereby requests that the Lenders make a Revolving Credit Loan to it in the aggregate principal Dollar Amount of $___________. (Complete with an amount in accordance with Section 2.3(a) of the Credit Agreement.)

2._______________ hereby requests that such Revolving Credit Loan be made on the following Business Day: _____________________. (Complete with a Business Day in accordance with Section 2.3(a) of the Credit Agreement for Revolving Credit Loans) in the following Agreed Currency: _____________________.

3._______________ hereby requests that such Revolving Credit Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan	Interest Rate	Interest Period (LIBOR Rate only)	Termination Date for Interest Period (if applicable)

[Base Rate or LIBOR Rate]

4.(i) The principal Dollar Amount of all Loans outstanding as of the date hereof (including the requested Revolving Credit Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement, (ii) the principal Dollar Amount of all Loans made in Agreed Currencies other than Dollars as of the date hereof (including the requested Revolving Credit Loan) does not exceed the Maximum Foreign Currency Amount set forth in the Credit Agreement and (iii) the aggregate outstanding principal Dollar Amount of all Revolving Credit Loans made to Borrowing Subsidiaries formed under the laws of jurisdictions not located in the United States as of the date hereof does not exceed the Maximum Foreign Borrowing Subsidiary Amount set forth in the Credit Agreement.

5.All of the conditions applicable to the Revolving Credit Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Revolving Credit Loan.

6.Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the ____ day of __________, 20__.

[W.W. GRAINGER, INC., as Company]

By:    ______________________________
Name:__________________________
Title:___________________________

EXHIBIT C-1
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF COMPETITIVE BID REQUEST

COMPETITIVE BID REQUEST

Dated as of: ___________, 20__

U.S. Bank National Association,
as Administrative Agent
1420 Fifth Avenue, 9th Floor
Seattle, Washington 98101
Attention: Agency Services

Ladies and Gentlemen:

This Competitive Bid Request is delivered to you pursuant to Section 2.2(a) of the Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Company”), the Borrowing Subsidiaries who are or may become a party thereto (together with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”).

1.The Company hereby requests a Competitive Bid Loan under the Credit Agreement, and in connection therewith sets forth below the terms on which such Competitive Bid Loan is requested to be made: (Complete in accordance with Section 2.2 of the Credit Agreement)

(a)	Date of Competitive Bid Loan	___________________

(b)	Principal Amount of Competitive Bid Loan	___________________

(c)	Absolute Rate/LIBOR Rate	___________________

(d)	Competitive Bid Interest Periods and the last day thereof	___________________

2.    The principal amount of all Loans outstanding as of the date hereof (including the requested Competitive Bid Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

3.    All of the conditions applicable to the Competitive Bid Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied to the date of such Competitive Bid Loan.

4.    Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Competitive Bid Request as of the ____ day of __________, 20__.

W.W. GRAINGER, INC., as Company

By:    ____________________________
Name:_______________________
Title:________________________

EXHIBIT C-2
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF INVITATION TO BID

INVITATION TO BID

Dated as of: ___________, 20__

[Name of Lender]
[Address]

Attention:

Dear Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Company”), the Borrowing Subsidiaries who are or may become a party thereto (together with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”). All undefined capitalized terms used herein have the meanings assigned thereto in the Credit Agreement.

1.____________ made a Competitive Bid Request on __________, 20__ pursuant to Section 2.2(a) of the Credit Agreement, and in connection therewith you are invited to submit a Competitive Bid by [Date]/[Time]. Your Competitive Bid must comply with Section 2.2 of the Credit Agreement and the terms set forth below on which such Competitive Bid Loan is requested to be made.

(a)	Date of Competitive Bid Loan	___________________

(b)	Principal Amount of Competitive Bid Loan	___________________

(c)	Absolute Rate/LIBOR Rate	___________________

(d)	Competitive Bid Interest Periods and the last day thereof	___________________

[Signature Page Follows]

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:    _____________________________
Name:________________________
Title:_________________________

EXHIBIT C-3
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF COMPETITIVE BID

COMPETITIVE BID

Dated as of: ___________, 20__

U.S. Bank National Association,
as Administrative Agent
1420 Fifth Avenue, 9th Floor
Seattle, Washington 98101
Attention: Agency Services

Ladies and Gentlemen:

The undersigned, [Name of Lender] refers to the Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Company”), the Borrowing Subsidiaries who are or may become a party thereto (collectively with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”). All undefined capitalized terms used herein have the meanings assigned thereto in the Credit Agreement.

1.The undersigned hereby makes a Competitive Bid pursuant to Section 2.2(b) of the Credit Agreement, in response to the Competitive Bid Request made by __________ on __________, 20__, and in connection therewith sets forth below the terms on which such Competitive Bid is made: (Complete in accordance with Section 2.2(b) of the Credit Agreement.)

(a)	Date of Competitive Bid Loan	___________________

(b)	Principal Amount of Competitive Bid Loan	___________________

(c)	Absolute Rate/LIBOR Rate	___________________

(d)	Competitive Bid Interest Periods and the last day thereof	___________________

2.The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Company upon acceptance by the Company of this bid in accordance with Section 2.2(c) of the Credit Agreement.

[Signature Page Follows]

Very truly yours,

[NAME OF LENDER]

By:    __________________________________
Name:_____________________________
Title:______________________________

EXHIBIT C-4
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

COMPETITIVE BID ACCEPT/REJECT LETTER

Dated as of: _________, 20__

U.S. Bank National Association,
as Administrative Agent
1420 Fifth Avenue, 9th Floor
Seattle, Washington 98101
Attention: Agency Services

Ladies and Gentlemen:

This Competitive Bid Accept/Reject Letter is delivered to you pursuant to Section 2.2(c) of the Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Company”), the Borrowing Subsidiaries who are or may become a party thereto (collectively with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”).

1.___________ has received a summary of bids in connection with our Competitive Bid Request dated __________, 20__, and in accordance with Section 2.2(c) of the Credit Agreement, ________________ hereby accepts the following:

(a)	Date of Competitive Bid Loan	___________________

(b)	Principal Amount	___________________

(c)	Absolute Rate/LIBOR Rate	___________________

(d)	Competitive Bid Interest Period	___________________

(e)	Lender	___________________

2.	___________ hereby rejects the following bids:

(a)	Date of Competitive Bid Loan	___________________

(b)	Principal Amount	___________________

(c)	Absolute Rate/LIBOR Rate	___________________

(d)	Competitive Bid Interest Period	___________________

(e)	Lender	___________________

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Competitive Bid Accept/Reject Letter as of the ____ day of __________, 20__.

Very truly yours,

[W.W. GRAINGER, INC., as Company]

By:    __________________________
Name:_____________________
Title:______________________

EXHIBIT D
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of: _________, 20__

U.S. Bank National Association,
as Administrative Agent
1420 Fifth Avenue, 9th Floor
Seattle, Washington 98101
Attention: Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.3(b) of the Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Company”), the Borrowing Subsidiaries who are or may become a party thereto (collectively with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”).

1.The Administrative Agent is hereby authorized to disburse all Loan proceeds under the Credit Agreement into the following account(s):

____________________________
ABA Routing Number: _________
Account Number: _____________

2.This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

3.Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the ____ day of __________, 20__.

W.W. GRAINGER, INC., as Company

By:    ________________________________
Name:___________________________
Title:____________________________

EXHIBIT E
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of: _________, 20__

U.S. Bank National Association,
as Administrative Agent
1420 Fifth Avenue, 9th Floor
Seattle, Washington 98101
Attention: Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.4(c) of the Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Company”), the Borrowing Subsidiaries who are or may become a party thereto (collectively with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”).

1.The Company hereby provides notice to the Administrative Agent that the Company shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans] and/or [LIBOR Competitive Bid Loans] and/or [Absolute Rate Loans]: _______________. (Complete with an amount in accordance with Section 2.4(c) of the Credit Agreement.)

2.The Loan to be prepaid is a [check each applicable box]

☐    Revolving Credit Loan

☐    Competitive Bid Loan

3.The Company shall repay the above-referenced Loans on the following Business Day: _______________. (Complete with a Business Day at least one (1) Business Day subsequent to the date of this Notice of Prepayment with respect to any Base Rate Loan and three (3) Business Days subsequent to the date of this Notice of Prepayment with respect to any Competitive Bid Loan and any LIBOR Rate Loan.)

4.Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the ____ day of __________, 20__.

W.W. GRAINGER, INC., as Company

By:    _______________________________
Name:__________________________
Title:___________________________

EXHIBIT F
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF LENDER ADDITION AND ACKNOWLEDGMENT AGREEMENT

LENDER ADDITION AND ACKNOWLEDGMENT AGREEMENT

Dated: _________, 20__

Reference is made to the Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Company”), the Borrowing Subsidiaries who are or may become a party thereto (collectively with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms defined in the Credit Agreement and used herein without definition shall have the same meanings herein as in the Credit Agreement.

The Company and _______________ (the “[New or Current] Lender”) agree as follows:

1.Subject to Section 2.8 of the Credit Agreement and this Lender Addition and Acknowledgment Agreement, the Company hereby increases the Aggregate Commitment from $__________ to $__________ (provided that in no event shall the Aggregate Commitment exceed $900,000,000). This Lender Addition and Acknowledgment Agreement is entered into pursuant to, and is authorized by, Section 2.8 of the Credit Agreement.

2.The parties hereto acknowledge and agree that, as of the date hereof, (a) the Commitment Percentage under the Credit Agreement (without giving effect to increases in the Aggregate Commitment which have not yet become effective) of each Lender, including, without limitation, the [New or Current] Lender, (b) the Commitment under the Credit Agreement (without giving effect to increases in the Aggregate Commitment which have not yet become effective) of each Lender, including, without limitation, the [New or Current] Lender, and (c) the outstanding balances of the Loans under the Credit Agreement (without giving effect to increases in the Aggregate Commitment which have not yet become effective) made by each Lender, including, without limitation, the [New or Current] Lender are each set forth on Schedule A-1 hereto.

3.The parties hereto acknowledge and agree that, as of the Effective Date (as defined below), (a) the Commitment Percentage under the Credit Agreement of each Lender, including, without limitation, the [New or Current] Lender, (b) the Commitment under the Credit Agreement of each Lender, including, without limitation, the [New or Current] Lender, and (c) the outstanding balances of the Loans under the Credit Agreement made by each Lender, including, without limitation, the [New or Current] Lender are each set forth on Schedule A-2 hereto.

4.Attached hereto is a revised Schedule 1.1 to the Credit Agreement, revised to reflect the Commitment of each Lender as of the Effective Date.

5.The Company acknowledges that the amount of the Aggregate Commitment as increased hereby does not exceed $900,000,000.

6.The [New or Current] Lender (i) represents and warrants that it is legally authorized to enter into this Lender Addition and Acknowledgment Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Addition and Acknowledgment Agreement; (iii) agrees that it will, independently and without reliance upon any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; (vii) agrees to hold all confidential information in a manner consistent with the provisions of Section 10.9(g) of the Credit Agreement; and (viii) includes herewith for the Administrative Agent the forms required by Section 3.11(e) of the Credit Agreement (if not previously delivered).

7.The Company represents and warrants that each term and condition of Section 2.8 of the Credit Agreement has been satisfied in the manner set forth in such Section 2.8.

8.The effective date for this Lender Addition and Acknowledgment Agreement shall be _________, 20__ (the “Effective Date”). Following the execution of this Lender Addition and Acknowledgment Agreement, it will be delivered to the Administrative Agent for the consent of the Administrative Agent and acceptance and recording in the Register.

9.Upon such consent, acceptance and recording, from and after the Effective Date, the [New or Current] Lender shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Lender Addition and Acknowledgment Agreement, have the rights and obligations of a Lender under each such agreement.

10.Upon such consent, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest designated herein (including payments of principal, interest, fees and other amounts) to the [New or Current] Lender.

11.The representations and warranties of the Company under the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, both before and after giving effect to this Lender Addition and Acknowledgment Agreement.

12.THIS LENDER ADDITION AND ACKNOWLEDGMENT AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

13.This Lender Addition and Acknowledgment Agreement may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addition and Acknowledgment Agreement to be executed under seal by their duly authorized officers or representatives as of the Effective Date.

COMPANY:

W.W. GRAINGER, INC.

By:    ________________________________
Name:    ______________________________
Title:    _______________________________

[NEW OR CURRENT] LENDER:

[NAME OF CURRENT LENDER OR NEW LENDER]

Commitment $__________
Commitment Percentage ____%

By:    ________________________________
Name:    ______________________________
Title:    _______________________________

Acknowledged and Consented to:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:    ___________________________________
Name:    ___________________________________
Title:    ___________________________________

Schedule A-1
to
Lender Addition and Acknowledgment Agreement

Lenders and Commitments
(as of the date hereof)

A.	Commitment Percentage of Each Lender.

	1.	U.S. Bank National Association	___________%
	2.	__________________________	___________%

B.	Commitment of Each Lender.

	1.	U.S. Bank National Association	$___________
	2.	__________________________	$___________

C.	Outstanding Balance of the Loans of Each Lender.

	1.	U.S. Bank National Association	$___________
	2.	__________________________	$___________

Schedule A-2
to
Lender Addition and Acknowledgment Agreement

Lenders and Commitments
(as of the Effective Date)

A.	Commitment Percentage of Each Lender.

	1.	U.S. Bank National Association	___________%
	2.	__________________________	___________%

B.	Commitment of Each Lender.

	1.	U.S. Bank National Association	$___________
	2.	__________________________	$___________

C.	Outstanding Balance of the Loans of Each Lender.

	1.	U.S. Bank National Association	$___________
	2.	__________________________	$___________

EXHIBIT G
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of: ___________, 20__

U.S. Bank National Association,
as Administrative Agent
1420 Fifth Avenue, 9th Floor
Seattle, Washington 98101
Attention: Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (the “Notice”) is delivered to you pursuant to Section 3.2 of the Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Company”), the Borrowing Subsidiaries who are or may become a party thereto (collectively with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”).

1.    This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐    Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

(a)	The aggregate outstanding principal Dollar Amount of such Loan is $_______________.

(b)	The principal Dollar Amount of such Loan to be converted is $_______________.

(c)	The requested effective date of the conversion of such Loan is _______________.

(d)	The requested Interest Period applicable to the converted Loan is _______________.

(e)	The Agreed Currency applicable to the converted Loan is _______________.
☐    Converting a portion of a LIBOR Rate Loan into a Base Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $_______________.

(b)	The last day of the current Interest Period for such Loan is _______________.

(c)	The principal Dollar Amount of such Loan to be converted is $_______________.

(d)	The requested effective date of the conversion of such Loan is _______________.

(e)	The Agreed Currency applicable to the converted Loan is _______________.

☐    Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $_______________.

(b)	The last day of the current Interest Period for such Loan is _______________.

(c)	The principal Dollar Amount of such Loan to be continued is $_______________.

(d)	The requested effective date of the continuation of such Loan is _______________.

(e)	The requested Interest Period applicable to the continued Loan is _______________.

(f)	The Agreed Currency applicable to the continued Loan is _______________.

2.    (i) The principal Dollar Amount of all Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement, (ii) the principal Dollar Amount of all Loans made in Agreed Currencies other than Dollars as of the date hereof does not exceed the Maximum Foreign Currency Amount set forth in the Credit Agreement and (iii) the aggregate outstanding principal Dollar Amount of all Revolving Credit Loans made to Borrowing Subsidiaries formed under the laws of jurisdictions not located in the United States as of the date hereof does not exceed the Maximum Foreign Borrowing Subsidiary Amount set forth in the Credit Agreement.

3.    All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

4.    Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the ____ day of __________, 20__.

[W.W. GRAINGER, INC., as Company]

By:    ___________________________________
Name:    _________________________________
Title:    __________________________________

EXHIBIT H
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Dated as of: ___________, 20__

Reference is made to the Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Company”), the Borrowing Subsidiaries who are or may become a party thereto (collectively with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein which are not defined herein shall have the meanings assigned thereto in the Credit Agreement.

_______________ (the “Assignor”) and _______________ (the “Assignee”) agree as follows:

1.The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), (a) a ____% interest in and to all of the Assignor’s interest, rights and obligations with respect to its Commitment and Revolving Credit Loans and the Assignor thereby retains ____% of its interest therein and (b) a ____% interest in and to all of the Assignor’s interest, rights and obligations with respect to its Competitive Bid Loans and the Assignor thereby retains ____% of its interest therein. This Assignment and Acceptance is entered pursuant to, and authorized by, Section 10.9 of the Credit Agreement.

2.The Assignor (a) represents that, as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement is ____%, the outstanding balances of its Revolving Credit Loans and Competitive Bid Loans (each as unreduced by any assignments thereof which have not yet become effective) under the Credit Agreement are $__________ and $__________, respectively; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries or the performance or observance by the Company or its Subsidiaries of any of their obligations under the Credit Agreement or any other instrument or document furnished or executed pursuant thereto; and (d) attaches the applicable Note(s), if any, delivered to it under the Credit Agreement and requests that the Company exchange such Note(s) for new Notes payable to each of the Assignor and the Assignee as follows:

Revolving Credit Note Payable to the Order of:	Principal Amount of Note:

_______________	$_________

_______________	$_________

Competitive Bid Note Payable to the Order of:	Principal Amount of Note:

_______________	$_________

_______________	$_________

3.The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; (g) agrees to hold all confidential information in a manner consistent with the provisions of Section 10.9(g) of the Credit Agreement; and (h) includes herewith for the Administrative Agent the forms required by Section 3.11(e) of the Credit Agreement (if not previously delivered).

4.The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for, to the extent required by the Credit Agreement, consent by the Company and the Administrative Agent and acceptance and recording in the Register.

5.Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

6.Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

7.THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

8.This Assignment and Acceptance may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

[Signature Pages Follow]

WITNESS the following signatures as of the _____ day of __________, 20__.

ASSIGNOR:

__________________________________________

By:    ___________________________________
Name:    __________________________________
Title:    ___________________________________

Commitment Percentage: ______%
Commitment: $__________

ASSIGNEE:

__________________________________________

By:    ___________________________________
Name:    __________________________________
Title:    ___________________________________

Commitment Percentage: ______%
Commitment: $__________

*	The Commitment Percentage and the Commitment of the Assignor and the Assignee set forth on this signature page are as of the Effective Date of this Assignment and Acceptance.

Acknowledged and Consented to on behalf of the Company: ¹

W.W. GRAINGER, INC., as Company

By:    ___________________________________
Name:    __________________________________
Title:    ___________________________________

Consented to and Accepted by:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By: ____________________________________
Name:     __________________________________
Title:    ___________________________________

¹ If applicable pursuant to Section 10.9.

Schedule 1
to
Assignment and Acceptance

Assignment and Acceptance pursuant to the Credit Agreement dated as of August __, 2013, as amended, restated, supplemented or otherwise modified, by and among by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois, the Lenders who are or may become a party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent.

1.	Effective Date:	____________, 20__
2.	Assignor’s Interest
Prior to Assignment
	(a) (i) Commitment Percentage	_____%
	(ii) Percentage of Competitive Bid Loans	_____%
(b) Outstanding balance of:
	(i) Revolving Credit Loans	$__________
	(ii) Competitive Bid Loans	$__________

3.	Assigned Interest (from Section 1) of:

	(a) Revolving Credit Loans	_____%
	(b) Competitive Bid Loans	_____%

4.	Assignee’s Extensions of Credit
After Effective Date:

(a) Total outstanding balance of
Assignee’s Revolving Credit Loans
	(line 2(b)(i) times line 3(a))	$__________

(b) Total outstanding balance of
Assignee’s Competitive Bid Loans
	(line 2(b)(ii) times line 3(b))	$__________

5.	Retained Interest of Assignor after
Effective Date:

(a) Retained Interest (from Section 1):
	(i) Revolving Credit Loans	_____%
	(ii) Competitive Bid Loans	_____%

(b) Outstanding balance of Assignor’s Loans:
(i) Revolving Credit Loans
	(line 2(b)(i) times line 5(a)(i))	$__________
(ii) Competitive Bid Loans
	(line 2(b)(ii) times line 5(a)(i))	$__________

6.    Payment Instructions

(a) If payable to Assignor,
to the account of Assignor to:

_____________________________
_____________________________
ABA No.: _____________________
Account Name: _________________
Account No.: ___________________
Attn: _________________________
Ref: _________________________

(b) If payable to Assignee, to the account
of Assignee to:

_____________________________
_____________________________
ABA No.: _____________________
Account Name: _________________
Account No.: ___________________
Attn: _________________________
Ref: _________________________

EXHIBIT I
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of __________ (this “Agreement”), among W.W. GRAINGER, INC. (the “Company”), [NAME OF NEW BORROWING SUBSIDIARY], a [Jurisdiction] [organizational form] (the “New Borrowing Subsidiary”), and U.S. BANK NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”).
Reference is made to the Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, the Borrowing Subsidiaries who are or may become a party thereto (collectively with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
The documents required to be delivered to the Administrative Agent or the Lenders, as applicable, under Section 2.10(a) of the Credit Agreement will be furnished to the Administrative Agent concurrently with the executed version of this Agreement.
Pursuant to Section 2.10 of the Credit Agreement, the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary under the Credit Agreement. The Company represents that (a) the New Borrowing Subsidiary is a Subsidiary organized in [Jurisdiction] as a [organizational form], (b) the representations and warranties of the Company and, after giving effect to this Agreement, the New Borrowing Subsidiary in the Credit Agreement (other than the representations and warranties contained in Section 5.5 and 5.11(c) thereof which shall only be made as of the Closing Date) are true and correct in all material respects on and as of the date hereof (or with respect to any representation or warranty made as of an earlier date, as of such earlier date) after giving effect to this Agreement and (c) no Unmatured Event of Default or Event of Default has occurred and is continuing or would result from the execution and delivery of this Agreement. The Company and the New Borrowing Subsidiary represent and warrant that the supplements to the Schedules to the Credit Agreement attached hereto as Exhibit I are true and correct in all respects and such supplements set forth all information required to be scheduled as of the date hereof under the Credit Agreement. The Company and the New Borrowing Subsidiary further represent and warrant that the execution, delivery and performance by the New Borrowing Subsidiary of the transactions contemplated under this Agreement will not violate any applicable law. The Company agrees that the Guarantee of the Company contained in Article XI of the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.
This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

1

[W.W. GRAINGER, INC., as Company]

By:    _________________________________
Name:    ________________________________
Title:    _________________________________

[NAME OF NEW BORROWING SUBSIDIARY]

By:    _________________________________
Name:    ________________________________
Title:    _________________________________

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:    _________________________________
Name:    ________________________________
Title: _________________________________

Exhibit I
Supplements to Credit Agreement Schedules

1

EXHIBIT J
to
Credit Agreement
dated as of August 22, 2013
by and among
W.W. Grainger, Inc.,
as the Company,
the Borrowing Subsidiaries parties thereto,
the Lenders party thereto,
and
U. S. Bank National Association,
as the Administrative Agent

FORM OF BORROWING SUBSIDIARY TERMINATION

[FORM OF] BORROWING SUBSIDIARY TERMINATION
U.S. Bank National Association
209 South LaSalle Street
Chicago, Illinois 60604
Attention: James N. DeVries
Telecopy No.: (312) 325-8754
[Date]
Re:    Borrowing Subsidiary Termination
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of August 22, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Company”), the Borrowing Subsidiaries who are or may become a party thereto (collectively with the Company, the “Borrowers”), the Lenders who are or may become a party thereto (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Pursuant to Section 2.10(c) of the Credit Agreement, the Company hereby terminates the status of [Name of Terminated Borrowing Subsidiary] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.
Very truly yours,
W.W. GRAINGER, INC.
By:_____________________________
Name:
Title:

Schedule 1.1
(Lenders and Commitments)

LENDER	COMMITMENT PERCENTAGE	COMMITMENT
U.S. Bank National Association 209 South LaSalle Street Chicago, Illinois 60604 Attention: James N. DeVries Telephone No.: (312) 325-8885 Telecopy No.: (312) 325-8754	20.833333333%	$125,000,000
Wells Fargo Bank, National Association 230 West Monroe Street, Suite 2900 Chicago, Illinois 60606 Attention: Thomas Trail Telephone No.: (312) 845-4209 Telecopy No.: (312) 553-4783	20.833333333%	$125,000,000
Bank of America, N.A. CA5-704-06-37 315 Montgomery St., 6th Floor San Francisco, California 94104 Attention: Sandeep Singh Telephone No.: (415) 436-3685 Telecopy No.: (213) 457-8992	10.000000000%	$60,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd. 1251 Avenue of the Americas 12th Floor New York, NY 10020 Attention: Jarret Persaud Telephone No.: (201) 413-8948 Telecopy No.: (201) 521-2304	10.000000000%	$60,000,000
HSBC Bank USA, National Association 227 West Monroe Street Suite 1850 Chicago, Illinois 60606 Attention: Lakshanan Dharanikota Telephone No.: (716) 841-7179 Telecopy No.: (917) 229-0976	10.000000000%	$60,000,000
JPMorgan Chase Bank, N.A. 10 South Dearborn Street, IL1-0364, 9th Floor Chicago, Illinois 60603 Attention: Suzanne Ergastolo Telephone No.: (312) 325-3221 Telecopy No.: (312) 794-7682	10.000000000%	$60,000,000

LENDER	COMMITMENT PERCENTAGE	COMMITMENT
The Northern Trust Company 50 South LaSalle Street, M-27 Chicago, Illinois 60603 Attention: Keith Burson Telephone No.: (312) 444-3099 Telecopy No.: (312) 557-1425	10.000000000%	$60,000,000
Banco Bilbao Vizcaya Argentaria, S.A., New York Branch 1345 Avenue of the Americas Floor 45 New York, NY 10105 Attention: Wendy Batt Telephone No.: (212) 728-2411 Telecopy No.: (212) 333-2926	4.166666667%	$25,000,000
Royal Bank of Canada Global Loans Administration 20 King Street West, 4th Floor Toronto, Ontario Canada M5H 1C4 Attention: Saman Memon Telephone No.: (416) 974-0125 Telecopy No.: (212) 428-2372	4.166666667%	$25,000,000
TOTAL	100%	$600,000,000

Schedule 5.5
Litigation
None.

Schedule 5.7
ERISA Compliance
None, it being understood that the Company does not maintain any Pension Plans or contribute to any Multiemployer Plans as of the Closing Date.

Schedule 5.15

Subsidiaries and Material Equity Investments

A.	Subsidiaries (51% or more ownership)

Name of Company	Where Organized
Acklands - Grainger Inc.	Canada
American Fabory Corporation	Delaware
Beleggingsmij Maasoever Rotterdam B.V.	Netherlands
BMF Finance B.V.	Netherlands
BMF Fundco B.V.	Netherlands
BMF Management Services B.V.	Netherlands
BMFGH Holding B.V.	Netherlands
BMFGH Manpar B.V.	Netherlands
Borstlap International B.V.	Netherlands
Combori N.V.	Belgium
CV Noordoever (85%)	Netherlands
Dayton Electric Manufacturing Co.	Illinois
Dutch Industrial Fasteners B.V.	Netherlands
Fabory Asia B.V.	Netherlands
Fabory Bulgaria EOOD	Bulgaria
Fabory Canada Inc.	Canada
Fabory Centres Belgium N.V.	Belgium
Fabory CZ Holding S.R.O.	Czech Republic

Name of Company	Where Organized
Fabory France S.A.	France
Fabory Industrial Services B.V.	Netherlands
Fabory Kötoelem Kereskedelmi KFT	Hungary
Fabory Masters in Fasteners Group B.V.	Netherlands
Fabory Nederland B.V.	Netherlands
Fabory Overseas Holding B.V.	Netherlands
Fabory Poland SPZOO	Poland
Fabory Portugal Lda.	Portugal
Fabory Shanghai Co. Ltd.	China
Fabory Slovakia SRO	Slovakia
Fabory Spain S.L.	Spain
Fabory Special Projects B.V.	Netherlands
Fabory SRL	Romania
Fabory UK Holdings Ltd.	United Kingdom
Fabory UK Ltd.	United Kingdom
Fabory U.S.A., Ltd.	Delaware
FFSA S.A.	France
Fixbolt (Suhzou) Co., Ltd. Taicang	China
Fixbolt B.V.	Netherlands
GHC Specialty Brands, LLC	Wisconsin
GMMI LLC	Delaware
Grainger Asia Pacific K.K.	Japan
Grainger Brasil Comércio e Distribuição Ltda.	Brazil
Grainger Brasil Participacoes Ltda.	Brazil

Name of Company	Where Organized
Grainger Canada Holdings ULC	Canada
Grainger Caribe, Inc.	Illinois
Grainger China LLC	China
Grainger Colombia Holding Company, LLC	Delaware
Grainger Colombia S.A.S.	Colombia
Grainger Dominicana SRL	Dominican Republic
Grainger Global Holdings, Inc.	Delaware
Grainger Global Trading (Shanghai) Company Limited	China
Grainger Guam L.L.C.	Guam
Grainger India Private Limited	India
Grainger Industrial MRO de Costa Rica, S.R.L.	Costa Rica
Grainger Industrial Supply India Private Limited	India
Grainger International Holdings B.V.	Netherlands
Grainger International, Inc.	Illinois
Grainger Japan Holdings, Inc.	Delaware
Grainger Japan, Inc.	Delaware
Grainger Latin America Holding Company, Inc.	Delaware
Grainger Management LLC	Illinois
Grainger Mexico LLC	Delaware
Grainger Panama S.A.	Panama
Grainger Panama Services S. de R.L.	Panama
Grainger Peru S.R.L.	Peru
Grainger Registry Services, LLC	Delaware
Grainger Safety Services, Inc.	Delaware

Name of Company	Where Organized
Grainger Service Holding Company, Inc. (d/b/a Grainger Lighting Services)	Delaware
Grainger Services International Inc.	Illinois
Grainger Services Network, Inc.	Delaware
Grainger Singapore Pte., Ltd.	Singapore
Grainger Trinidad, Inc.	Delaware
Grainger, S.A. de C.V.	Mexico
GWW Investments C.V.	Netherlands
Hamos België BVBA	Belgium
Hamos Holland B.V.	Netherlands
Imperial Supplies Holdings, Inc.	Delaware
Imperial Supplies LLC	Delaware
Inbema N.V.	Curaçao Netherlands Antilles
India Pacific Brands	Mauritius
Klaassen Fasteners B.V.	Netherlands
Klaassen Fasteners BVBA	Belgium
LN Participacoes Ltda.	Brazil
Metric Fasteners Corporation	Delaware
MonotaRO Co., Ltd. (51.51%)	Japan
Mountain Ventures WWG III, LLC	Delaware
Mountain Ventures WWG IV, LLC	Delaware
Mountain Ventures WWG V, LLC	Delaware
Mountain Ventures WWG VI, LLC	Delaware
Mountain Ventures WWG, LLC	Delaware

Name of Company	Where Organized
Mountain Ventures WWG, VII, LLC	Delaware
MRO Soluciones, S.A. de C.V.	Mexico
Pimentel Fasteners B.V.	Netherlands
Pro Tool Point Supply, Inc.	Illinois
PSS West, Inc.	California
Safety Registry Services, LLC	Delaware
Solus Sécurité Inc.	Canada
Techni-Tool, Inc.	Pennsylvania
WEX WWG VIII, LLC	Delaware
WWG de Mexico, S.A. de C.V.	Mexico
WWG International Finance C.V.	Netherlands
WWG Servicios, S.A. de C.V.	Mexico
WWGH LLC	Delaware
Zoro Tools, Inc.	Delaware

B. Other Material Equity Investments (50% and less ownership)

Name of Company	Where Organized
Sterling Fabory India Private Ltd. (50%)	India

Schedule 5.16
Insurance
None.

Schedule 7.1
Existing Liens
Pursuant to the Negative Lien and Undertaking to Create a Charge Agreement (the “Negative Lien Agreement”), dated September 17, 2009, between Grainger Industrial Supply India Private Limited (“GISIPL”), a wholly owned Subsidiary of Borrower, and Hong Kong Shanghai Bank Corporation Limited (“HSBC”), as security for the 250,000,000 Indian Rupee credit facility (the “Indian Credit Facility”) provided by HSBC to GISIPL, (i) GISIPL shall not create any mortgage, charge, lien or encumbrance over any of its current or future assets for as long as any amounts are outstanding and payable under the Indian Credit Facility; and (ii) HSBC may create a charge over any of GISIPL’s assets at any time upon request by HSBC.